Exhibit 10.1

Execution Version

Published Deal CUSIP: 95980EAE3

Published Revolving Facility CUSIP: 95980EAF0

CREDIT AGREEMENT

among

THE WESTERN UNION COMPANY,

as the Company,

THE BANKS NAMED HEREIN,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

CITIBANK, N.A. and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agents

and

BANK OF AMERICA, N.A.,

BARCLAYS BANK PLC and

U.S. BANK NATIONAL ASSOCIATION,

as Documentation Agents

$1,650,000,000 Revolving Credit Facility

Dated as of September 23, 2011

WELLS FARGO SECURITIES, LLC,

CITIGROUP GLOBAL MARKETS INC. and

J.P. MORGAN SECURITIES LLC,

as Joint Lead Arrangers and Joint Book Runners

SECTION 1

DEFINITIONS

1.1	Defined Terms	1
1.2	Other Definitional Provisions	20
1.3	Accounting Terms	21
1.4	Exchange Rates; Currency Equivalents	21
1.5	Computation of Dollar Amounts	22
1.6	Times of Day	22

SECTION 2

AMOUNT AND TERMS OF COMMITMENTS

2.1	Commitments	22
2.2	Revolving Credit Notes	22
2.3	Procedure for Borrowing	23
2.4	Fees	24
2.5	Termination or Reduction of Commitments	25
2.6	Prepayments	25
2.7	Conversion and Continuation Options	26
2.8	Minimum Amounts of Tranches	27
2.9	Interest Rates and Payment Dates	27
2.10	Computation of Interest and Fees	28
2.11	Inability to Determine Interest Rate	28
2.12	Pro Rata Treatment and Payments	29
2.13	Illegality	31
2.14	Requirements of Law	32
2.15	Taxes	33
2.16	Indemnity	37
2.17	Action of Affected Banks	38
2.18	Bid Loans	39
2.19	Swing Line Commitments	42
2.20	Increase of Commitments	45
2.21	Payment in Full at Maturity	45
2.22	Letter of Credit Subfacility	45
2.23	Indemnification of Issuing Lenders; Nature of Issuing Lenders’ Duties	49
2.24	Defaulting Banks	51
2.25	Extension of Termination Date	54
2.26	Cash Collateral	56
2.27	Additional Reserve Costs	57

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SECTION 3

REPRESENTATIONS AND WARRANTIES

3.1	Financial Condition	58
3.2	No Change	58
3.3	Corporate Existence; Compliance with Law	58
3.4	Corporate Power; Authorization; Enforceable Obligations	58
3.5	No Legal Bar	59
3.6	No Material Litigation	59
3.7	No Default	59
3.8	Taxes	59
3.9	Federal Regulations	60
3.10	ERISA	60
3.11	Investment Company Act	60
3.12	Purpose of Loans	60
3.13	Disclosure	60
3.14	Ranking	61
3.15	Compliance with OFAC, FCPA	61

SECTION 4

CONDITIONS PRECEDENT

4.1	Conditions to Effectiveness	61
4.2	Conditions to Each Loan	63

SECTION 5

AFFIRMATIVE COVENANTS

5.1	Financial Statements	64
5.2	Certificates; Other Information	65
5.3	Conduct of Business and Maintenance of Existence	65
5.4	Inspection of Property; Books, Records and Discussions	65
5.5	Notices	66

SECTION 6

NEGATIVE COVENANTS

6.1	Limitation on Significant Subsidiary Indebtedness	67
6.2	Limitation on Liens	67
6.3	Limitation on Sales and Leasebacks	69
6.4	Limitations on Fundamental Changes	69
6.5	Limitations on Restrictions on Dividends	69
6.6	Financial Covenant	70

- ii -

SECTION 7

EVENTS OF DEFAULT

SECTION 8

THE ADMINISTRATIVE AGENT

8.1	Appointment	73
8.2	Delegation of Duties	73
8.3	Exculpatory Provisions	73
8.4	Reliance by Administrative Agent	74
8.5	Rights as a Bank	75
8.6	Non-Reliance on Administrative Agent and Other Banks	75
8.7	Indemnification by Banks	75
8.8	Resignation of Administrative Agent	76
8.9	No Other Duties, etc	77
8.10	Administrative Agent May File Proofs of Claim	77

SECTION 9

MISCELLANEOUS

9.1	Amendments and Waivers	78
9.2	Notices	79
9.3	No Waiver; Cumulative Remedies	81
9.4	Survival of Representations and Warranties	81
9.5	Payment of Expenses	81
9.6	Successors and Assigns; Participations; Purchasing Banks	82
9.7	Adjustments; Set-off	86
9.8	Table of Contents and Section Headings	88
9.9	Confidentiality	88
9.10	Patriot Act Notice	88
9.11	Counterparts	88
9.12	Severability	89
9.13	Integration	89
9.14	GOVERNING LAW	89
9.15	Submission To Jurisdiction; Waivers	89
9.16	Acknowledgements	90
9.17	WAIVERS OF JURY TRIAL	90
9.18	Effectiveness	90
9.19	Judgment Currency	90

- iii -

Schedules

Schedule 1.1	Banks and Commitments

Schedule 3.6	Material Litigation

Exhibits

Exhibit A	Form of Revolving Credit Note

Exhibit B	Form of Borrowing Certificate

Exhibit C	Form of Opinion of Counsel

Exhibit D	Form of Commitment Transfer Supplement

Exhibit E	Form of Bid Note

Exhibit F	Form of Bid Quote

Exhibit G	Form of Bid Loan Confirmation

Exhibit H	Form of Bid Loan Request

Exhibit I	Form of Swing Line Note

Exhibit J	Form of Commitment Increase Supplement

Exhibit K	Forms of U.S. Tax Compliance Certificates

CREDIT AGREEMENT, dated as of September 23, 2011, among THE WESTERN UNION COMPANY, a Delaware corporation (the “Company”), the several banks and other financial institutions from time to time parties to this Agreement (the “Banks”), WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as the Swing Line Bank (in such capacity, together with its successors in such capacity, the “Swing Line Bank”), WELLS FARGO BANK, NATIONAL ASSOCIATION, CITIBANK, N.A. and JPMORGAN CHASE BANK, N.A., in their respective capacities as Issuing Lenders (in such capacity, each together with its successors in such capacity, an “Issuing Lender”), CITIBANK, N.A. and JPMORGAN CHASE BANK, N.A., as Syndication Agents (in such capacities, the “Syndication Agents”), BANK OF AMERICA, N.A., BARCLAYS BANK PLC and U.S. BANK NATIONAL ASSOCIATION, as Documentation Agents, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Banks hereunder (in such capacity, the “Administrative Agent”).

BACKGROUND STATEMENT

The Company has requested that the Banks make available to the Company a revolving credit facility in the aggregate principal amount of $1,650,000,000.00. The Company will use the proceeds of these facilities as provided in subsection 3.12. The Banks are willing to make available to the Company the credit facilities described herein subject to and on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and of the mutual covenants and agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1

DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Adjusted Base Rate”: at any time with respect to any Base Rate Loan, a rate per annum equal to the Base Rate as in effect at such time plus the Applicable Margin for Base Rate Loans as in effect at such time.

“Adjusted LIBOR Rate”: with respect to any LIBOR Loan for any Interest Period, a rate per annum equal to the LIBOR Rate as in effect for such Interest Period plus the Applicable Margin for LIBOR Loans as in effect at such time.

“Administrative Questionnaire”: an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate”: as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition,

“control” of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons per forming similar functions) of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Agreement”: this Credit Agreement.

“Applicable Margin”: with respect to each day for each Type of Loan and for the Letter of Credit Fee, the rate per annum based on the Ratings in effect on such day as set forth under the relevant column heading below:

Rating	LIBOR Rate/Letters of Credit	Base Rate
Rating I	0.680%	0.000%
Rating II	0.795%	0.000%
Rating III	0.900%	0.000%
Rating IV	1.000%	0.000%
Rating V	1.100%	0.100%

“Applicable Time”: with respect to any borrowings and payments in Foreign Currencies, the local times in the place of settlement for such Foreign Currencies as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund”: any Fund that is administered or managed by (i) a Bank, (ii) an Affiliate of a Bank or (iii) an entity or an Affiliate of an entity that administers or manages a Bank.

“Available Commitment”: as to any Bank at any time, an amount equal to the excess, if any, of (i) the amount of such Bank’s Commitment over (ii) the aggregate principal Dollar Amount (determined as of the most recent Revaluation Date) of all Loans made by such Bank then outstanding plus the Bank’s Commitment Percentage of outstanding Swing Line Loans and LOC Obligations at such time.

“Bankruptcy Code”: the Bankruptcy Code in Title 11 of the United States Code.

“Base Rate”: on any day, the highest of (i) the per annum interest rate publicly announced from time to time by Wells Fargo in Charlotte, North Carolina, to be its prime rate (which may not necessarily be its lowest or best lending rate), as adjusted to conform to changes in such prime rate as of the opening of business on such date, (ii) the Federal Funds Rate plus 0.5% per annum, as adjusted to conform to changes in the Federal Funds Rate as of the opening of business on such date and (iii) the LIBOR Rate for an Interest Period of one month commencing on such date plus 1.0% per annum, as adjusted to conform to changes in such LIBOR Rate as of the opening of business on such date.

“Base Rate Loan”: any Loan the rate of interest applicable to which is based upon the Adjusted Base Rate.

“Bid Loan”: each advance made to the Company pursuant to subsection 2.18.

“Bid Loan Confirmation”: a bid loan confirmation, substantially in the form of Exhibit G, to be delivered by the Company to the Administrative Agent in accordance with subsection 2.18(b)(iv).

“Bid Loan Request”: a bid loan request, substantially in the form of Exhibit H, to be delivered by the Company to the Administrative Agent in accordance with subsection 2.18(b)(i) in writing, by facsimile transmission, or by telephone immediately confirmed by facsimile transmission.

“Bid Note”: as defined in subsection 2.18.

“Bid Quote”: a bid quote substantially in the form of Exhibit F, to be delivered by a Bank to the Administrative Agent in accordance with subsection 2.18(b) in writing, by facsimile transmission, or by telephone immediately confirmed by facsimile transmission.

“Borrowing Certificate”: a notice of borrowing and certificate of the Company substantially in the form of Exhibit B.

“Borrowing Date”: any Business Day specified in a notice furnished pursuant to subsection 2.3, 2.18 or 2.19 as a date on which the Company requests the Banks or the Swing Line Bank, as the case may be, to make Loans hereunder.

“Business Day”: a day other than a Saturday or Sunday or a day on which commercial banks in Charlotte, North Carolina, or New York City, New York, are authorized or required by law to close; provided, however, that (i) when used to describe the date of any borrowing of, or any payment or interest rate determination in respect of, a LIBOR Loan, the term “Business Day” shall also exclude any day on which commercial banks are not open for dealings in Dollar deposits in the London interbank market and (ii) when used in connection with a Foreign Currency Loan, the term “Business Day” shall also exclude any day on which banks are not open for foreign exchange dealings between banks in the exchange of the home country of such Foreign Currency (or, in the case of a Foreign Currency Loan denominated in Euro, on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open).

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“Cash Collateralize”: to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuing Lenders or the Banks, as collateral for LOC Obligations or obligations of Banks to fund participations in respect of LOC Obligations (as the context may require), cash or deposit account balances or, if the Administrative Agent and each applicable Issuing Lender shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each applicable Issuing Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Change in Law”: the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control”: any acquisition by any Person or Group of Persons, either directly or indirectly, of (i) the power to elect, appoint or cause the election or appointment of at least a majority of the members of the Board of Directors of the Company (or any other Person to which all or substantially all of the properties and assets of the Company have been transferred), through beneficial ownership of the Capital Stock of the Company (or such other Person) or through contract, agreement, arrangement or proxy, or (ii) all or substantially all of the consolidated properties and assets of the Company.

“Closing Date”: the date on which this Agreement becomes effective in accordance with subsection 4.1.

“Code”: the Internal Revenue Code of 1986.

“Commitment”: as to any Bank, the obligation of such Bank (i) to make Revolving Credit Loans to the Company hereunder, (ii) to participate in Swing Line Loans made to the Company hereunder and (iii) to purchase participation interests in the Letters of Credit, in an aggregate principal Dollar Amount (determined as of the most recent Revaluation Date) at any one time outstanding not to exceed the amount set forth opposite such Bank’s name on Schedule 1.1 or in the Commitment Transfer Supplement pursuant to which it became a Bank, as such amount may be reduced pursuant to subsection 2.5 or 9.6 or increased pursuant to subsection 2.20 or 9.6.

“Commitment Percentage”: as to any Bank at any time, the percentage of the aggregate Commitments then constituted by such Bank’s Commitment.

“Commitment Period”: as to any Bank, the period from and including the Closing Date to but not including the Termination Date applicable to such Bank or such earlier date on which the Commitments shall terminate as provided herein.

“Commitment Transfer Supplement”: a commitment transfer supplement entered into by a Bank and an Eligible Assignee (with the consent of any party whose consent is required by subsection 9.6), and accepted by the Administrative Agent, in substantially the form of Exhibit D (or any other form approved by the Administrative Agent and the Company).

“Commonly Controlled Entity”: an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

“Competitor”: any Person significantly and directly engaged in the business of payment instruments or consumer funds transfers.

“Consenting Bank”: as defined in subsection 2.25(b).

“Consolidated Net Assets”: the gross book value of the assets of the Company and its Subsidiaries (which under GAAP would appear on the consolidated balance sheet of the Company and its Subsidiaries) less all reserves (including depreciation, depletion and amortization) applicable thereto and less (i) minority interests and (ii) liabilities (determined in accordance with GAAP) which, in accordance with their terms, will be settled within one year after the date of determination.

“Consolidated Net Income”: the net income of the Company and its Subsidiaries (which under GAAP would appear on the consolidated income statement of the Company and its Subsidiaries), excluding, however, (i) any equity of the Company or a Subsidiary in the unremitted earnings of any corporation which is not a Subsidiary, (ii) gains from the write-up in the book value of any asset and (iii) in the case of an acquisition of any Person which is accounted for on a purchase basis, earnings of such Person prior to its becoming a Subsidiary.

“Consolidated Net Worth”: the sum of (i) the par value (or value stated on the books of such corporation) of the capital stock of all classes of the Company and its Subsidiaries, plus (or minus in the case of a deficit) (ii) the amount of the consolidated surplus, whether capital or earned, of the Company and its Subsidiaries, and plus (or minus in the case of a deficit) (iii) retained earnings of the Company and its Subsidiaries, all as determined in accordance with GAAP; provided, however, that Consolidated Net Worth shall exclude the effects of currency translation adjustments and the application of FAS 115.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Debtor Relief Laws”: means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default”: any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Defaulting Bank”: subject to subsection 2.24(b), any Bank that (i) has failed to (A) perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within three Business Days of the date required to be funded by it hereunder unless such Bank notifies the Administrative Agent and the Company in writing that such failure is the result of such Bank’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (B) pay to the Administrative Agent, any Issuing Lender, the Swing Line Bank or any other Bank any other amount required to be paid by it hereunder (including in respect of its Participation Interests) within two Business Days of the date when due; (ii) has notified the Company, the Administrative Agent, any Issuing Lender or the Swing Line Bank in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Bank’s obligation to fund a Loan hereunder and states that such position is based on such Bank’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied); (iii) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Bank shall cease to be a Defaulting Bank pursuant to this clause (iii) upon receipt of such written confirmation by the Administrative Agent and the Company); or (iv) has, or has a direct or indirect parent company that has, (A) become the subject of a proceeding under any Debtor Relief Law, or (B) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Bank shall not be a Defaulting Bank solely by virtue of the ownership or acquisition of any equity interest in that Bank or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Bank (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank. Any determination by the Administrative Agent that a Bank is a Defaulting Bank under any one or more of clauses (i) through (iv) above shall be conclusive and binding absent demonstrable error, and such Bank shall be deemed to be a Defaulting Bank (subject to subsection 2.24(b)) upon delivery of written notice of such determination to the Company, each Issuing Lender, the Swing Line Bank and each Bank.

“Dollar Amount”: at any time, (i) with respect to Dollars or an amount denominated in Dollars, such amount and (ii) with respect to an amount of any Foreign Currency or an amount denominated in such Foreign Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) applicable to such Foreign Currency.

“Dollars” and “$”: dollars in lawful currency of the United States of America.

“Domestic Dollar Loans”: the collective reference to Fixed Rate Bid Loans and Base Rate Loans.

“EBITDA”: for any period, net income (or net loss) plus the sum of (i) interest expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, (v) any other noncash deductions, losses or charges made in determining net income for such period and (vi) extraordinary losses or charges, and minus extraordinary gains, in each case determined in accordance with GAAP for such period.

“Eligible Assignee”: any Person that meets the requirements to be an assignee under subsection 9.6(b)(iii), 9.6(b)(v) and 9.6(b)(vi) (subject to such consents, if any, as may be required under subsection 9.6(b)(iii)).

“EMU”: Economic and Monetary Union as contemplated in the Treaty on European Union.

“EMU Legislation”: legislative measures of the European Council (including European Council regulations) for the introduction of, changeover to or operation of a single or unified European currency (whether known as the Euro or otherwise), being in part the implementation of the third stage of EMU.

“Environmental Laws”: any and all Federal, foreign, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters.

“ERISA”: the Employee Retirement Income Security Act of 1974.

“Euro” shall mean the single currency of Participating Member States of the European Union.

“Event of Default”: any of the events specified in Section 7; provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Excluded Individuals”: with respect to any Person, the officers, directors, employees, agents and representatives of such Person involved, directly or indirectly, in the payment instruments and consumer funds transfer business of such Person.

“Excluded Taxes”: any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed by the United States (or any political subdivision thereof) or as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Bank, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes; (ii) in the case of a Bank, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Bank with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (A) such Bank acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under subsection 2.17(b)) or (B) such Bank changes its lending office, except in each case to the extent that, pursuant to subsection 2.15, amounts with respect to such Taxes were payable either to such Bank’s assignor immediately before such Bank became a party hereto or to such Bank immediately before it changed its lending office; (iii) Taxes attributable to such Recipient’s failure to comply with subsection 2.15(f)(ii); and (iv) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Senior Credit Facilities”: as defined in subsection 4.1(l).

“Extension of Credit”: as to any Bank, the making of a Loan or a Swing Line Loan by such Bank or the issuance of, or participation in, a Letter of Credit by such Bank.

“Extension Date”: as defined in subsection 2.25(b).

“Facility Fee Rate”: for each day during each calculation period, a rate per annum based on the Ratings in effect on such day, as set forth below:

Rating	Facility Fee Rate
Rating I	0.070%
Rating II	0.080%
Rating III	0.100%
Rating IV	0.125%
Rating V	0.150%

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, a per annum interest rate (rounded upwards, if necessary, to the nearest 1/100 of one percentage point) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent.

“Federal Reserve Board”: the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

“Fee Letters”: collectively, (i) the letter agreement dated August 30, 2011, addressed to the Company from the Administrative Agent and Wells Fargo Securities, LLC, (ii) the letter agreement dated August 30, 2011, addressed to the Company from Citigroup Global Markets Inc. and (iii) the letter agreement dated August 30, 2011, addressed to the Company from JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC.

“Financing Lease”: any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

“Fixed Rate Bid Loan”: any Bid Loan made at a fixed rate (as opposed to a rate based upon the LIBOR Rate).

“Fixed Rate Bid Loan Request”: any Bid Loan Request requesting the Banks to offer to make Fixed Rate Bid Loans.

“Foreign Currency”: (i) Euros and (ii) British Pound Sterling.

“Foreign Currency Equivalent”: with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Foreign Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) applicable to such Foreign Currency.

“Foreign Currency Loan”: any Loan denominated in a Foreign Currency.

“Foreign Lender”: any Bank that is not a U.S. Person.

“Fronting Exposure”: at any time there is a Defaulting Bank, (i) with respect to any Issuing Lender, such Defaulting Bank’s Commitment Percentage of the outstanding LOC Obligations with respect to Letters of Credit issued by such Issuing Lender other than LOC Obligations as to which such Defaulting Bank’s participation obligation has been reallocated to other Banks or Cash Collateralized in accordance with the terms hereof, and (ii) with respect to the Swing Line Bank, such Defaulting Bank’s Commitment Percentage of outstanding Swing Line Loans other than Swing Line Loans as to which such Defaulting Bank’s participation obligation has been reallocated to other Banks or Cash Collateralized in accordance with the terms hereof.

“Fund”: any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“Funded Indebtedness”: any indebtedness for money borrowed, created, issued, incurred, assumed or guaranteed which would, in accordance with GAAP, be classified as long-term debt, but in any event including all indebtedness for money borrowed, whether secured or unsecured, maturing more than one year, or extendible at the option of the obligor to a date more than one year, after the date of determination thereof (excluding any amount thereof included in current liabilities).

“GAAP”: generally accepted accounting principles in the United States of America, as set forth in the statements, opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained, as in effect from time to time (subject to the provisions of subsection 1.3).

“Government Acts”: as defined in subsection 2.23(a).

“Governmental Authority”: any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Group of Persons” means any related Persons that would constitute a “group” for purposes of Section 13(d) and Rule 13d-5 under the Securities Exchange Act of 1934 (as such Section and Rule are in effect as of the date of this Agreement).

“Guarantee Obligation”: as to any Person (the “guaranteeing person”), and without duplication, any obligation of (i) the guaranteeing person or (ii) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing the payment or in effect guaranteeing the payment of any Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor or (C) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; provided, however, that the term Guarantee Obligation shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business or (y) any bond or guarantee given by the Company or any Subsidiary on behalf of any Subsidiary solely for the performance of contractual obligations with customers or on behalf of customers in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary payment obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

“Indebtedness”: of any Person at any date and without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities not more than 60 days past due incurred in the ordinary course of business and payable in accordance with customary practices or endorsements for the purpose of collection in the ordinary course of business and excluding the deferred purchase price of property or services to be repaid through earnings of the purchaser to the extent such amount is not characterized as indebtedness in accordance with GAAP), (ii) any other indebtedness of such Person that is evidenced by a note, bond, debenture or similar instrument, (iii) all obligations of such Person under Financing Leases, (iv) all payment obligations of such Person in respect of acceptances issued or created for the account of such Person and (v) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof; provided that if such Person has not assumed or otherwise become liable in respect of such indebtedness, such obligations shall be deemed to be in an amount equal to the lesser of (x) the amount of such indebtedness and (y) the book value of the property subject to such Lien at the time of determination. For the purposes of this definition, the following shall not constitute Indebtedness: the issuance of payment instruments, consumer funds transfers, or other amounts paid to or received by the Company, any of its Subsidiaries or any agent thereof in the ordinary course of business in order for the Company or such Subsidiary to make further distribution to a third party, to the extent payment in respect thereof has been received by the Company, such Subsidiary or any agent thereof.

“Indemnified Taxes”: (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.

“Information Materials”: the Confidential Information Memorandum dated August 2011 in respect of the transactions contemplated hereby sent by Wells Fargo to each of the Banks, including all supplements and amendments thereto.

“Insolvency”: with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”: pertaining to a condition of Insolvency.

“Interest Payment Date”: (i) as to any Base Rate Loan other than a Swing Line Loan, the last day of each March, June, September and December and, with respect to any Bank holding such a Base Rate Loan, the final Termination Date of such Bank, (ii) as to any LIBOR Loan having an Interest Period of three months or less or any Fixed Rate Bid Loan having an Interest Period of 90 days or less, the last day of such Interest Period, (iii) as to any LIBOR Loan or Fixed Rate Bid Loan having an Interest Period longer than three months or 90 days, respectively, each day that is three months or 90 days, respectively, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (iv) as to any Swing Line Loan, the last day of each month and the final Termination Date of the Swing Line Bank.

“Interest Period”:

(a) with respect to any LIBOR Loan:

(i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Loan and ending one, two, three, six, or, subject to clause (G) of this definition, nine or twelve months thereafter, as selected by the Company in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

(ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two, three, six, or, subject to clause (G) of this definition, nine or twelve months, thereafter, as selected by the Company by irrevocable notice to the Administrative Agent not less than (x) with respect to LIBOR Loans denominated in Dollars, three Business Days prior to the last day of the then current Interest Period with respect thereto and (y) with respect to LIBOR Loans denominated in Foreign Currency, four Business Days prior to the last day of the then current Interest Period with respect thereto; and

(b) with respect to any Bid Loan, a period of not less than seven days and not more than the longer of six months and 180 days as specified in the Bid Loan Confirmation with respect to such Bid Loan;

provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(A) if any Interest Period pertaining to a LIBOR Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(B) if any Interest Period pertaining to a Fixed Rate Bid Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day;

(C) the Company may not select any Interest Period that would expire after the final Termination Date;

(D) if the Company shall fail to give notice as provided in clause (a)(ii) above, the Company shall be deemed to have selected (i) in the case of Loans denominated in Dollars, a Base Rate Loan to replace the affected LIBOR Loan and (ii) in the case of Loans denominated in Foreign Currencies, an Interest Period of one month;

(E) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

(F) no more than eight LIBOR Loans may be in effect at any time (for purposes hereof, LIBOR Loans with different Interest Periods shall be considered as separate LIBOR Loans, even if they shall begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Loan with a single Interest Period); and

(G) in the case of any such LIBOR Loans, the Company shall not be entitled to select an Interest Period having a duration of nine or twelve months unless, by 2:00 p.m. on the third Business Day prior to the first day of such Interest Period, each Bank notifies the Administrative Agent that such Bank will be providing funding for such Eurodollar Loans with such Interest Period (the failure of any Bank to so respond by such time being deemed for all purposes of this Agreement as an objection by such Bank to the requested duration of such Interest Period); provided that if any or all of the Banks object to the requested duration of such Interest Period, the duration of the Interest Period for such LIBOR Loans shall be one, two, three or six months, as specified by the Company in the applicable Borrowing Certificate as the desired alternative to an Interest Period of nine or twelve months.

“Issuing Lender”: means the persons specified in the introductory paragraph hereto and any successor thereto.

“Issuing Lender Fees”: as defined in subsection 2.4.

“Lead Arrangers”: Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC.

“Letter of Credit”: any letter of credit issued by an Issuing Lender pursuant to the terms hereof, as such Letter of Credit may be amended, modified, extended, renewed or replaced from time to time.

“Letter of Credit Facing Fee”: as defined in subsection 2.4.

“Letter of Credit Fee”: as defined in subsection 2.4.

“LIBOR Bid Loan”: any Bid Loan made and/or being maintained at a rate of interest based upon the LIBOR Rate.

“LIBOR Bid Loan Request”: any Bid Loan Request requesting the Banks to offer to make LIBOR Bid Loans.

“LIBOR Loan”: at any time, any Loan that bears interest at such time at the applicable Adjusted LIBOR Rate.

“LIBOR Rate”: with respect to each LIBOR Loan constituting part of the same borrowing for any Interest Period, (A) with respect to any LIBOR Loan denominated in Dollars, an interest rate per annum obtained by dividing (i) (y) the rate of interest appearing on Reuters Screen LIBOR01 Page (or any successor page) that represents an average British Bankers Association Interest Settlement Rate for Dollar deposits or (z) if no such rate is available, the rate of interest determined by the Administrative Agent to be the rate or the arithmetic mean of rates at which Dollar deposits in immediately available funds are offered to first-tier banks in the London interbank Eurodollar market, in each case under clause (y) or (z) above at approximately 11:00 a.m., London time, two Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period and in minimum amounts of at least $5,000,000, by (ii) the amount equal to 1.00 minus the Reserve Requirement (expressed as a decimal) for such Interest Period, and (B) with respect to any LIBOR Loan denominated in a Foreign Currency, an interest rate per annum obtained by dividing (i) (x) the rate of interest appearing on the appropriate page of the Reuters Screen which displays British Bankers Association Interest Settlement Rates for deposits in such Foreign Currency, or (y) if no such rate is available, the rate of interest determined by the Administrative Agent to be the rate or the arithmetic mean of rates at which such Foreign Currency deposits in immediately available funds are offered to first-tier banks in the London interbank market, in each case under clause (x) or (y) above at approximately 11:00 a.m., London time, two Business Days prior to the first day of such Interest Period for a period substantially equal to such Interest Period and in minimum amounts of at least $5,000,000, by (ii) the amount equal to 1.00 minus the Reserve Requirement (expressed as a decimal) for such Interest Period.

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing), it being understood that the holding of money or investments for the purpose of honoring payment instruments or consumer funds transfers, or other amounts paid to or received by the Company, any of its Subsidiaries or any agent thereof in the ordinary course of business in order for the Company or such Subsidiary to make further distribution to a third party, shall not be considered a “Lien” for the purposes of this definition.

“Loan Documents”: this Agreement, the LOC Documents and the Notes.

“Loans”: Revolving Credit Loans, Swing Line Loans and Bid Loans.

“LOC Commitment”: (i) the commitment of each Issuing Lender to issue Letters of Credit in an aggregate available Dollar Amount (determined as of the most recent Revaluation Date) at any one time outstanding not to exceed the amount set forth opposite such Issuing Lender’s name on Schedule 1.1, as such amount may be reduced pursuant to subsection 2.5 or 9.6 or increased pursuant to subsection 2.20 or 9.6, and (ii) with respect to each Bank, the commitment of such Bank to purchase participation interests in the Letters of Credit up to such Bank’s Commitment Percentage of all LOC Obligations.

“LOC Documents”: with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or (ii) any collateral security for such obligations.

“LOC Mandatory Borrowing”: as defined in subsection 2.22(f).

“LOC Obligations”: at any time, the sum of (i) the maximum amount that is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lenders but not theretofore reimbursed.

“Majority Banks”: at any time, the Banks holding (or under subsection 2.19(e) participating in) more than 50% of the aggregate unpaid principal amount of the Revolving Credit Loans and Participation Interests or, if no Loans and Participation Interests are then outstanding, the Banks holding more than 50% of the aggregate amount of the Commitments; provided that the Revolving Credit Loans, Participation Interests and Commitments held or deemed held by any Defaulting Bank shall be excluded for purposes of making a determination of Majority Banks.

“Mandatory Cost Rate”: with respect to any Loan or other Obligation booked outside the United States for any Interest Period, a rate per annum reflecting the cost to the Banks of complying with all reserve, special deposit, capital adequacy, solvency, liquidity ratios, fees or other requirements of or imposed by the Bank of England, the Financial Services Authority, the European Central Bank or any other governmental or regulatory authority for such Interest Period attributable to such Loan or Obligation (rounded up if necessary to 4 decimal places) as determined in accordance with subsection 2.27(b).

“Material Adverse Effect”: a material adverse effect on the ability of the Company to perform its obligations under this Agreement or the other Loan Documents.

“Moody’s”: Moody’s Investors Service, Inc.

“Multiemployer Plan”: a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Non-Consenting Bank”: any Bank that does not approve any consent, waiver or amendment that (i) requires the approval of all affected Banks in accordance with the terms of subsection 9.1 and (ii) has been approved by the Majority Banks.

“Non-Defaulting Bank”: at any time, each Bank that is not a Defaulting Bank at such time.

“Non-Extending Bank”: as defined in subsection 2.25(b).

“Notes”: the collective reference to the Revolving Credit Notes, the Swing Line Notes and Bid Notes.

“Obligations”: all of the obligations, indebtedness and liabilities of the Company to the Banks (including the Issuing Lenders and the Swing Line Bank) and the Administrative Agent, whenever arising, under this Agreement, the Notes or any of the other Loan Documents, including principal, interest, fees, reimbursements and indemnification obligations and other amounts (including any interest and fees accruing after the commencement by or against the Company of any proceeding under any Debtor Relief Law naming the Company as the debtor in such proceeding, regardless of whether such interest and fees constitute an allowed claim in such proceeding).

“Other Connection Taxes”: with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to subsection 2.17).

“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Participant”: as defined in subsection 9.6(d).

“Participant Register”: as defined in subsection 9.6(d).

“Participating Member State”: each country so described in any EMU Legislation.

“Participation Interest”: (i) with respect to each Bank and each Letter of Credit, as defined in subsection 2.22(c), and (ii) with respect to each Bank and each Swing Line Loan, the purchase by such Bank of a participation interest in such Swing Line Loan as provided in subsection 2.19.

“Patriot Act”: the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001.

“Person”: an individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, Governmental Authority or other entity of whatever nature.

“Plan”: at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Pounds Sterling”: British pounds sterling, the lawful currency of the United Kingdom.

“Principal Facility”: the real property, fixtures, machinery and equipment relating to any facility owned by the Company or any Subsidiary, except for any facility that, in the opinion of the Board of Directors of the Company, is not of material importance to the business conducted by the Company and its Subsidiaries, taken as a whole.

“Purchased Receivables”: accounts receivable purchased by the Company or any of its Subsidiaries from third parties and not originally created by the sale of goods or services by the Company or any of its Subsidiaries.

“Purchased Receivables Financing”: any financing transaction pursuant to which Purchased Receivables are sold, transferred, securitized or otherwise financed by any Receivables Subsidiary and as to which there is no recourse to the Company or any of its other Subsidiaries (other than customary representations and warranties made in connection with the sale or transfer of Purchased Receivables).

“Purchasing Banks”: as defined in subsection 9.6(b).

“Rating”: the respective rating of each of the Rating Agencies applicable to the long-term senior unsecured non-credit enhanced debt of the Company, as announced by the Rating Agencies from time to time.

“Rating Agencies”: collectively, S&P and Moody’s.

“Rating Category”: each of Rating I, Rating II, Rating III, Rating IV and Rating V.

“Rating I”, “Rating II”, “Rating III”, “Rating IV” and “Rating V”: the respective Ratings set forth below:

Rating Category	S&P	Moody’s

Rating I	greater than or equal to A+	greater than or equal to A1

Rating II	equal to A	equal to A2

Rating III	equal to A-	equal to A3

Rating IV	equal to BBB+	equal to Baa1

Rating V	less than BBB+	less than Baa1

provided that (i) if on any day the Ratings of the Rating Agencies do not fall in the same Rating Category, and the lower of such Ratings (i.e., the Rating Category designated by a numerically higher Roman numeral) is one Rating Category lower than the higher of such Ratings, then the Rating Category of the higher of such Ratings shall be applicable for such day, (ii) if on any day the Ratings of the Rating Agencies do not fall in the same Rating Category, and the lower of such Ratings is more than one Rating Category lower than the higher of such Ratings, then the Rating Category next lower from that of the higher of such Ratings shall be applicable for such day, (iii) if on any day the Rating of only one of the Rating Agencies is available, then the Rating Category determined by such Rating shall be applicable for such day and (iv) if on any day a Rating is available from neither of the Rating Agencies, then Rating V shall be applicable for such day. Any change in the applicable Rating Category resulting from a change in the Rating of a Rating Agency shall become effective on the date such change is publicly announced by such Rating Agency.

“Receivables Subsidiary”: any Subsidiary of the Company that purchases Purchased Receivables directly or to which Purchased Receivables are transferred by the Company or any of its Subsidiaries, in either case with the intention of engaging in a Purchased Receivables Financing.

“Recipient”: (i) the Administrative Agent, (ii) any Bank, (iii) the Swing Line Bank or (iv) any Issuing Lender, as applicable.

“Register”: as defined in subsection 9.6(c).

“Regulation D”: Regulation D of the Federal Reserve Board.

“Regulation U”: Regulation U of the Federal Reserve Board.

“Regulation X”: Regulation X of the Federal Reserve Board.

“Reimbursement Obligation”: the obligation of the Company to reimburse the Issuing Lenders pursuant to subsection 2.22(d) for amounts drawn under Letters of Credit.

“Related Parties”: with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Reorganization”: with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”: any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived by the PBGC.

“Requirement of Law”: as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law (including Environmental Laws), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Requirement”: with respect to any Interest Period, the reserve percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) in effect from time to time during such Interest Period, as provided by the Federal Reserve Board, applied for determining the maximum reserve requirements (including basic, supplemental, marginal and emergency reserves) applicable to Wells Fargo under Regulation D with respect to “Eurocurrency liabilities” within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding.

“Responsible Officer”: the chairman and the chief executive officer of the Company, the chief financial officer of the Company, the treasurer of the Company or the senior vice president—finance of the Company.

“Revaluation Date”: with respect to any Extension of Credit, each of the following: (i) in connection with the origination of any new Extension of Credit, the Business Day which is the earliest of the date such credit is extended or the date the rate is set; (ii) in connection with any extension or conversion or continuation of an existing Loan, the Business Day that is the earlier of the date such advance is extended, converted or continued, or the date the rate is set, as applicable, in connection with any extension, conversion or continuation; (iii) each date a Letter of Credit is issued or renewed or amended in such a way as to modify the LOC Obligations; (iv) the date of any reduction of the Commitments; and (v) such additional dates as the Administrative Agent or the Majority Banks shall deem necessary. For purposes of determining availability hereunder, the rate of exchange for any Foreign Currency shall be the Spot Rate.

“Revolving Credit Loan”: as defined in subsection 2.1.

“Revolving Credit Note”: as defined in subsection 2.2.

“S&P”: Standard & Poor’s Ratings Services.

“Short-Term Ratings”: with respect to any Person, the short-term debt ratings of such Person issued by the Rating Agencies.

“Significant Subsidiary”: at any date, any Subsidiary of the Company which, together with its Subsidiaries, (i) has a proportionate share of Consolidated Net Assets that exceeds 10% at the time of determination or (ii) has equity in the Consolidated Net Income that exceeds 10% for the period of the four most recently completed fiscal quarters preceding the time of determination.

“Single Employer Plan”: any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Spot Rate”: with respect to any Foreign Currency, the rate quoted by Wells Fargo as the spot rate for the purchase by Wells Fargo of such Foreign Currency with Dollars through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made.

“Subsidiary”: as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

“Swing Line Commitment”: the obligation of the Swing Line Bank to make Swing Line Loans pursuant to subsection 2.19 in an aggregate amount at any one time outstanding up to $150,000,000.

“Swing Line Loan”: as defined in subsection 2.19(a).

“Swing Line Note”: as defined in subsection 2.19(b).

“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date”: January 2, 2017, subject to the extension thereof pursuant to subsection 2.25; provided, however, that the Termination Date of any Bank that is a Non-

Extending Bank to any requested extension pursuant to subsection 2.25 shall be the Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.

“Tranche”: the reference to all LIBOR Loans the Interest Periods of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day); Tranches may be identified as “LIBOR Tranches.”

“Transferee”: means any Participant or Purchasing Bank.

“Treaty on European Union”: the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 1, 1992 and came into force on November 1, 1993), and as further amended from time to time.

“Type”: as to any Loan, its nature as a Base Rate Loan or a LIBOR Loan.

“U.S. Person”: any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“Unrefunded Swing Line Loans”: as defined in subsection 2.19(d).

“Wells Fargo”: Wells Fargo Bank, National Association.

“Withholding Agent”: the Company and the Administrative Agent.

1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Loan Documents or any certificate or other document made or delivered pursuant hereto.

(b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections, subsections, Exhibits and Schedules shall be construed to refer to Sections and subsections of, and Exhibits and Schedules to, this Agreement, (v) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(d) All references herein to the Banks or any of them shall be deemed to include the Issuing Lenders and the Swing Line Bank unless specifically provided otherwise or unless context otherwise requires.

1.3 Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Company delivered to the Banks; provided that if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, and the Company, the Majority Banks or the Administrative Agent shall so request, the Administrative Agent, the Banks and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Majority Banks); provided further that until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.4 Exchange Rates; Currency Equivalents.

(a) The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating the Dollar Amounts of Extensions of Credit and amounts outstanding hereunder denominated in Foreign Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Company hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency for purposes of the Loan Documents shall be such Dollar Amount as so determined by the Administrative Agent.

(b) Wherever in this Agreement in connection with an Extension of Credit, conversion, continuation or prepayment of a Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Extension of Credit or Loan is denominated in a Foreign Currency, such amount shall be the relevant Foreign Currency Equivalent of such Dollar Amount (rounded upwards to the nearest 1,000 units of such Foreign Currency), as determined by the Administrative Agent.

1.5 Computation of Dollar Amounts. References herein to minimum Dollar Amounts and integral multiples stated in Dollars, where they shall also be applicable to Foreign Currency, shall be deemed to refer to approximate Foreign Currency Equivalents.

1.6 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 2

AMOUNT AND TERMS OF COMMITMENTS

2.1 Commitments.

(a) Subject to the terms and conditions hereof, each Bank severally agrees to make revolving credit loans (each, a “Revolving Credit Loan”; collectively, the “Revolving Credit Loans”) in Dollars and in Foreign Currencies to the Company from time to time during the Commitment Period applicable to such Bank in an aggregate principal Dollar Amount (determined as of the most recent Revaluation Date) at any one time outstanding that, when added to the amount of such Bank’s Commitment Percentage of the aggregate principal amount of all Swing Line Loans and LOC Obligations then outstanding, shall not exceed the amount of such Bank’s Commitment; provided that (i) after giving effect to the use of proceeds of Revolving Credit Loans to repay any Swing Line Loans or LOC Obligations, the aggregate principal Dollar Amount (determined as of the most recent Revaluation Date) of Revolving Credit Loans, Swing Line Loans, Bid Loans and LOC Obligations outstanding at any one time shall not exceed the aggregate amount of the Commitments at such time; and (ii) the aggregate principal Dollar Amount (determined as of the most recent Revaluation Date) of Revolving Credit Loans that are Foreign Currency Loans outstanding to the Company shall not exceed $250,000,000. During the Commitment Period the Company may use the Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

(b) The Revolving Credit Loans may from time to time be (i) LIBOR Loans, (ii) Base Rate Loans, or (iii) a combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with subsections 2.3 and 2.7; provided that (1) no Revolving Credit Loan shall be made as a LIBOR Loan after the day that is one month prior to the final Termination Date and (2) all Foreign Currency Loans must be LIBOR Loans.

2.2 Revolving Credit Notes. The Revolving Credit Loans made by each Bank shall, if requested by such Bank, be evidenced by a promissory note of the Company, substantially in the form of Exhibit A with appropriate insertions as to payee, date and principal amount (a “Revolving Credit Note”), payable to the order of such Bank and in a principal Dollar Amount equal to such Bank’s Commitment. Each Bank is hereby authorized to record the date, Type, currency and amount of each Revolving Credit Loan made by such Bank, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Revolving Credit Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure of any Bank to make any such recordation (or any error in such recordation) shall not affect the obligations of the Company hereunder or under any Revolving Credit Note in respect of the Revolving Credit Loans. Each Revolving Credit Note shall (i) be dated the Closing Date, (ii) be stated to mature on the Termination Date (as the same may be extended as to any Bank in accordance with subsection 2.25) and (iii) provide for the payment of interest in accordance with subsection 2.9.

2.3 Procedure for Borrowing.

(a) The Company may borrow under the Commitments during the Commitment Period on any Business Day; provided that the Company shall deliver to the Administrative Agent a Borrowing Certificate (which certificate to be effective on the requested Borrowing Date must be received by the Administrative Agent (a) prior to 12:00 noon three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially LIBOR Loans (other than Foreign Currency Loans), (b) prior to 10:00 a.m. (London, England time) four Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be Foreign Currency Loans or (c) prior to 12:00 noon on the requested Borrowing Date, otherwise, in each case specifying (i) the amount to be borrowed, (ii) the currency to be borrowed, (iii) the requested Borrowing Date, (iv) whether the borrowing is to be of LIBOR Loans, Base Rate Loans or a combination thereof (if the borrowing is to be denominated in a Foreign Currency, the borrowing must be comprised entirely of LIBOR Loans) and (v) if the borrowing is to be entirely or partly of LIBOR Loans, the aggregate amount of such LIBOR Loans and the amounts of each such LIBOR Loan and the respective length of the initial Interest Period therefor. Each borrowing under the Commitments shall be in a Dollar Amount equal to (x) in the case of Base Rate Loans other than a Swing Line Loan, $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then Available Commitments are less than $5,000,000, such lesser amount) or (y) in the case of LIBOR Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of a Borrowing Certificate, the Administrative Agent shall promptly notify each Bank thereof.

(b) Each Bank will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Company at the applicable office of the Administrative Agent specified in subsection 9.2 or such other office specified by the Administrative Agent from time to time prior to (i) 2:00 p.m. in the case of Base Rate Loans or 11:00 a.m. in the case of LIBOR Loans denominated in Dollars or (ii) the Applicable Time specified by the Administrative Agent in the case of any Foreign Currency Loan, in each case on the Borrowing Date requested by the Company in Dollars or the applicable Foreign Currency and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Company by the Administrative Agent crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Banks and in like funds as received by the Administrative Agent.

2.4 Fees.

(a) The Company agrees to pay to the Administrative Agent, for the account of each Bank, a facility fee for the period from and including the Closing Date through and including the Termination Date applicable to such Bank, calculated as an amount equal to the product of (i) the Facility Fee Rate and (ii) the average daily amount of the Commitment of such Bank (regardless of usage) during the period for which such facility fee is calculated, payable in arrears on the last day of each December, March, June and September (for the quarterly period ended on such date) and on the Termination Date applicable to such Bank or such earlier date on which the Commitments shall terminate as provided herein (for the period from the last quarterly payment date to the applicable Termination Date or such other date, as applicable). Such payments shall commence on December 31, 2011, and such first payment shall be for the period from the Closing Date through December 31, 2011.

(b) The Company agrees to pay to the Administrative Agent, the Syndication Agents and the Lead Arrangers for their own account, as the case may be, the fees in the respective amounts and at the respective times set forth in the Fee Letters.

(c) In consideration of the LOC Commitments, the Company agrees to pay to the Administrative Agent a fee (the “Letter of Credit Fee”) equal to the Applicable Margin for LIBOR Loans per annum on the average daily maximum amount available to be drawn under each Letter of Credit from the date of issuance to the date of expiration. The Letter of Credit Fee shall be payable for the ratable benefit of each Bank (including the Issuing Lenders) quarterly in arrears on the last day of each December, March, June and September (for the quarterly period ended on such date) and on the Termination Date applicable to such Bank. Such payments shall commence on December 31, 2011, and such first payment shall be for the period from the Closing Date through December 31, 2011.

(d) In addition to the Letter of Credit Fees payable pursuant to subsection 2.4(c), the Company shall pay to each Issuing Lender for its own account without sharing by the other Banks the reasonable and customary charges from time to time of such Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the “Issuing Lender Fees”). Each Issuing Lender may charge, and retain for its own account without sharing by the other Banks, an additional facing fee (the “Letter of Credit Facing Fee”) in the amount per annum specified in its Fee Letter with the Company on the average daily maximum amount available to be drawn under each such Letter of Credit issued by it. The Letter of Credit Facing Fee shall be payable for the account of the applicable Issuing Lender quarterly in arrears on the last day of each December, March, June and September (for the quarterly period ended on such date), on the Termination Date applicable to such Issuing Lender and thereafter on demand until all Letters of Credit issued by such Issuing Lender have been canceled or terminated.

2.5 Termination or Reduction of Commitments. The Company shall have the right, upon not less than five Business Days’ notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the aggregate principal Dollar Amount (determined as of the most recent Revaluation Date) of the Loans and LOC Obligations then outstanding would exceed the Commitments then in effect; provided further that a notice of termination of the Commitments delivered by the Company may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of proceeds from the issuance of other Indebtedness, in which case such notice may be revoked by the Company (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Upon receipt of any such notice the Administrative Agent shall promptly notify each Bank thereof. Any reduction of the Commitments made in accordance with this subsection 2.5 shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof, shall be applied to the Commitment of each Lender according to its Commitment Percentage and shall reduce permanently the Commitments then in effect. If, after giving effect to any reduction or termination of the Commitments, the LOC Commitment or Swing Line Commitment exceeds the aggregate Commitments, the LOC Commitment and Swing Line Commitment shall be automatically reduced by the amount of such excess or to $0 in the case of any termination of the Commitments.

2.6 Prepayments.

(a) Subject to subsection 2.16, the Company may at any time and from time to time prepay the Revolving Credit Loans, in whole or in part, without premium or penalty, upon irrevocable notice to the Administrative Agent given prior to 10:00 a.m. at least three Business Days in advance in the case of LIBOR Loans and on the requested prepayment date in the case of Base Rate Loans, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Loans (identifying the applicable Tranche or Tranches), Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Bank thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal Dollar Amount (determined as of the most recent Revaluation Date) of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. The Company shall not have the right to prepay any principal amount of any Bid Loan without the prior written consent of the applicable Bank then making such Bid Loan.

(b) If at any time after the Closing Date, (i) the sum of the aggregate principal Dollar Amount (determined as of the most recent Revaluation Date) of outstanding Revolving Credit Loans, Swing Line Loans, Bid Loans and LOC Obligations shall exceed the aggregate amount of the Commitments at such time or (ii) the aggregate principal Dollar Amount (determined as of the most recent Revaluation Date) of Revolving Credit Loans that are Foreign Currency Loans outstanding to the Company exceeds $250,000,000, then, in each case, the Loans shall be prepaid in an amount sufficient to eliminate such excess within one Business Day following the Company’s receipt of notice thereof.

(c) No prepayment under this subsection 2.6 shall result in the reduction of any Commitments unless otherwise effected pursuant to subsection 2.5.

2.7 Conversion and Continuation Options.

(a) The Company may elect from time to time to convert Revolving Credit Loans that are LIBOR Loans denominated in Dollars to Base Rate Loans, by giving the Administrative Agent at least two Business Days’ prior irrevocable notice of such election; provided that any such conversion of LIBOR Loans may only be made on the last day of an Interest Period with respect thereto. The Company may elect from time to time to convert Base Rate Loans to LIBOR Loans denominated in Dollars by giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election. Any such notice of conversion to LIBOR Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Bank thereof. All or any part of outstanding LIBOR Loans denominated in Dollars and Base Rate Loans may be converted as provided herein; provided that (i) no Loan may be converted into a LIBOR Loan when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Banks have determined to not permit such a conversion; (ii) any such conversion may only be made if, after giving effect thereto, subsection 2.8 shall not have been contravened; and (iii) no Loan may be converted into a LIBOR Loan after the date that is one month prior to the final Termination Date. For purposes of this subsection, any reference to a Base Rate Loan shall be deemed to exclude any Swing Line Loan.

(b) Any Revolving Credit Loans that are LIBOR Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Company giving at least three Business Days’ prior irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that no LIBOR Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Majority Banks have determined to not permit such a continuation; (ii) if, after giving effect thereto, subsection 2.8 would be contravened; or (iii) after the date that is one month prior to the final Termination Date. Upon receipt of any such notice the Administrative Agent shall promptly notify each Bank thereof.

(c) Unless otherwise agreed to by the Majority Banks, upon the occurrence and during the continuance of any Event of Default, all Foreign Currency Loans then outstanding shall be exchanged into Dollars (based on the Dollar Amount (determined as of the most recent Revaluation Date) of such Foreign Currency Loans on the date of redenomination) on the last day of the then current Interest Periods of such Foreign Currency Loans; provided that in each case the Company shall be liable for any currency exchange loss related to such payments and shall promptly pay to each Bank upon receipt of notice thereof by the Company from such Bank the amount of any such loss incurred by such Bank.

2.8 Minimum Amounts of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each LIBOR Tranche shall be equal to a Dollar Amount (determined as of the most recent Revaluation Date) of at least $5,000,000 and, solely with respect to Loans denominated in Dollars, in a whole multiple of $1,000,000.

2.9 Interest Rates and Payment Dates.

(a) Each Base Rate Loan shall bear interest at a rate per annum equal to the Adjusted Base Rate.

(b) Each Revolving Credit Loan that is a LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Adjusted LIBOR Rate for such Interest Period.

(c) Each Bid Loan shall bear interest as provided in subsection 2.18.

(d)(i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate that would otherwise be applicable thereto plus 2%; and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any fee or other amount payable hereunder or under any Note or Fee Letter shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the Adjusted Base Rate plus 2%; in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

(e) Interest on each Revolving Credit Loan and each Swing Line Loan shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to subsection 2.9(d) shall be payable on demand. Interest on each Bid Loan shall be payable as set forth in the applicable Bid Note.

(f) Nothing contained in this Agreement or in any other Loan Document shall be deemed to establish or require the payment of interest to any Bank at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Bank on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Bank, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Bank, if from time to time thereafter the amount of interest payable for the account of such Bank on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Bank, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Bank has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

2.10 Computation of Interest and Fees.

(a) Interest on Base Rate Loans (whenever it is calculated on the basis of a prime rate) and interest on Foreign Currency Loans denominated in Pounds Sterling shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; otherwise, interest and fees shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the Banks of each determination of a LIBOR Rate and of the effective date and the amount of each such change in interest rate; provided, however, that the failure of the Administrative Agent to provide the Company or the Banks with any such notice shall neither affect any obligations of the Company or the Banks hereunder nor result in any liability on the part of the Administrative Agent to the Company or any Bank.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement (including each determination of the Reserve Requirement) shall be conclusive and binding on the Company and the Banks in the absence of demonstrable error. The Administrative Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 2.9(a) or 2.9(b).

2.11 Inability to Determine Interest Rate. In the event that prior to the first day of any Interest Period:

(a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period, or

(b) the Administrative Agent shall have received notice from the Majority Banks that the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Banks (as conclusively certified by such Banks) of making or maintaining their affected Loans during such Interest Period, then the Administrative Agent shall give telecopy or telephonic (confirmed in writing) notice thereof to the Company and the Banks as soon as practicable thereafter. If such notice is given (w) all affected Foreign Currency Loans requested to be made on the first day of such Interest Period shall be made, at the sole option of the Company, in Dollars as Base Rate Loans or such request shall be cancelled, (x) all LIBOR Loans denominated in Dollars requested to be made on the first day of such Interest Period shall be made as Base Rate Loans or Fixed Rate Bid Loans based upon the Base Rate, (y) all Loans that were to have been converted on the first day of such Interest Period to LIBOR Loans shall be converted to or continued as Base Rate Loans in Dollars and (z) all Loans that pursuant to subsection 2.7(b) were to have been continued on the first day of such

Interest Period as LIBOR Loans shall be converted to Base Rate Loans in Dollars. Until such notice has been withdrawn by the Administrative Agent or the Majority Banks, as the case may be, no further LIBOR Loans shall be made or continued as such, nor shall the Company have the right to convert Loans to LIBOR Loans.

2.12 Pro Rata Treatment and Payments.

(a) Each borrowing of Revolving Credit Loans and any reduction of the Commitments shall be made pro rata according to the respective Commitment Percentages of the Banks (except as otherwise provided in subsection 2.25). Unless otherwise required by the terms of this Agreement, each payment under this Agreement or any other Loan Documents shall be applied, first, to any fees then due and owing by the Company pursuant to subsection 2.4, second, to interest then due and owing in respect of the Loans of the Company, third, to principal then due and owing hereunder and under the Notes of the Company, and, fourth, to any other amounts then due and owing under the Loan Documents. Each payment on account of any fees pursuant to subsection 2.4 for the account of Banks shall be made pro rata in accordance with the respective amounts due and owing (except as to the Letter of Credit Facing Fee and the Issuing Lender Fees). Each payment by the Company on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective amounts due and owing. Without limiting the terms of the preceding sentence, accrued interest on any Loans denominated in a Foreign Currency shall be payable in the same Foreign Currency as such Loan. Payments made pursuant to subsection 2.13 shall be applied in accordance with such section. All payments (including prepayments) to be made by the Company on account of principal, interest and fees shall be made without defense, set-off or counterclaim (except as provided in subsection 2.15) and shall be made to the Administrative Agent for the account of the applicable Banks at the Administrative Agent’s office specified in subsection 9.2 or such other office specified by the Administrative Agent in immediately available funds and (i) in the case of Loans or other amounts denominated in Dollars, shall be made in Dollars not later than 12:00 noon on the date when due and (ii) in the case of Loans or other amounts denominated in a Foreign Currency, unless otherwise specified herein, shall be made in such Foreign Currency not later than the Applicable Time specified by the Administrative Agent on the date when due. Any payment received after the foregoing deadlines shall be deemed received on the next Business Day. The Administrative Agent shall distribute such payments to the Banks entitled thereto promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension; provided, however, that with respect to any LIBOR Loan to which clause (A) of the definition of “Interest Period” applies, such payment shall be the next preceding Business Day.

(b) Notwithstanding any other provisions of this Agreement to the contrary, after the exercise of remedies by the Administrative Agent or the Banks pursuant to

Section 7 (or after the Commitments shall automatically terminate and the Loans (with accrued interest thereon) and all other amounts under the Loan Documents (including the maximum amount of all contingent liabilities under Letters of Credit) shall automatically become due and payable in accordance with the terms of such Section), all amounts collected or received by the Administrative Agent or any Bank on account of the Obligations or any other amounts outstanding under any of the Loan Documents shall be paid over or delivered as follows:

FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of the Administrative Agent in connection with enforcing the rights of the Banks under the Loan Documents;

SECOND, to the payment of any fees owed to the Administrative Agent;

THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of each of the Banks in connection with enforcing its rights under the Loan Documents or otherwise with respect to the Obligations owing to such Bank;

FOURTH, to the payment of all of the Obligations consisting of accrued fees and interest;

FIFTH, to the payment of the outstanding principal amount of the Obligations and the payment or Cash Collateralization of the outstanding LOC Obligations;

SIXTH, to all other Obligations and other obligations which shall have become due and payable under the Loan Documents or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and

SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Banks shall receive an amount equal to its pro rata share (based on such Bank’s proportion of the amount owing under such clause) of amounts available to be applied pursuant to clauses “THIRD”, “FOURTH”, “FIFTH” and “SIXTH” above; and (iii) to the extent that any amounts available for distribution pursuant to clause “FIFTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lenders from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “FIFTH” and “SIXTH” above in the manner provided in this subsection 2.12(b).

(c) Unless the Administrative Agent shall have received notice from a Bank, prior to the proposed time of any borrowing, that such Bank will not make available to the Administrative Agent such Bank’s share of such borrowing, the Administrative Agent may assume that such Bank has made such share available on such date in accordance with subsection 2.3(b) and may, in reliance upon such assumption, make available to the Company a corresponding amount. In such event, if a Bank has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Bank and the Company severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Company to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Bank, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Company, the interest rate applicable to Base Rate Loans. If the Company and such Bank shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Company the amount of such interest paid by the Company for such period. If such Bank pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Bank’s Loan included in such borrowing. Any payment by the Company shall be without prejudice to any claim the Company may have against a Bank that shall have failed to make such payment to the Administrative Agent.

(d) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Administrative Agent for the account of the Bank or the Issuing Lenders hereunder that the Company will not make such payment, the Administrative Agent may assume that the Company has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Banks or the Issuing Lenders, as the case may be, the amount due. In such event, if the Company has not in fact made such payment, then each of the Banks or the Issuing Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Bank or Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

2.13 Illegality.

(a) Notwithstanding any other provision herein, if any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain LIBOR Loans as contemplated by this Agreement, such Bank shall forthwith so notify the Administrative Agent and the Company. Upon such notice, (i) the commitment of such Bank hereunder to make LIBOR Loans, continue LIBOR Loans as such and convert Domestic Dollar Loans to LIBOR Loans shall forthwith be cancelled and (ii) such Bank’s Loans then outstanding as LIBOR Loans, if any, shall be converted automatically to Base Rate Loans or Fixed Rate Bid Loans denominated in Dollars based upon the Base Rate on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company shall pay to such Bank such amounts, if any, as may be required pursuant to subsection 2.16.

(b) Notwithstanding any other provision herein, if there shall have occurred any change in national or international financial, political or economic conditions (including the imposition of or any change in exchange controls) or currency exchange rates that would make it unlawful or impossible for any Bank to make Loans denominated in any Foreign Currency to the Company, as contemplated by this Agreement, such Bank shall forthwith so notify the Administrative Agent and the Company. Upon such notice, (i) the commitment of such Bank hereunder to make Foreign Currency Loans shall forthwith be cancelled and (ii) such Bank’s Loans then outstanding as Foreign Currency Loans, if any, shall be converted automatically to Base Rate Loans denominated in Dollars. If any conversion of a Foreign Currency Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company shall pay to such Bank such amounts, if any, as may be required pursuant to subsection 2.16.

2.14 Requirements of Law.

(a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Bank (except any reserve requirement reflected in the Adjusted LIBOR Rate or any Mandatory Cost Rate) or any Issuing Lender;

(ii) subject any Recipient to any Taxes (other than Indemnified Taxes and Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Bank or any Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Bank or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Bank or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Bank, such Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Bank, Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Bank, Issuing Lender or other Recipient, setting forth the calculations thereof in reasonable detail, the Company will pay to such Bank, Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Bank, Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Bank or Issuing Lender determines that any Change in Law affecting such Bank or Issuing Lender or any lending office of such Bank or such Bank’s or Issuing Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Bank’s or Issuing Lender’s capital or on the capital of such Bank’s or Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Bank or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Bank, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Bank or Issuing Lender or such Bank’s or Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Bank’s or Issuing Lender’s policies and the policies of such Bank’s or Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Company will pay to such Bank or Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Bank or Issuing Lender or such Bank’s or Issuing Lender’s holding company for any such reduction suffered.

(c) A certificate of a Bank or Issuing Lender setting forth in reasonable detail the calculations of the amount or amounts necessary to compensate such Bank or Issuing Lender or its holding company, as the case may be, as specified in subsection 2.14(a) or 2.14(b) and delivered to the Company, shall be conclusive absent demonstrable error. The Company shall pay such Bank or Issuing Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Bank or Issuing Lender to demand compensation pursuant to this subsection 2.14 shall not constitute a waiver of such Bank’s or Issuing Lender’s right to demand such compensation; provided that the Company shall not be required to compensate a Bank or Issuing Lender pursuant to this subsection 2.14 for any increased costs, requirements, Taxes or expenses incurred or reductions suffered more than six months prior to the date that such Bank or Issuing Lender, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions, and of such Bank’s or Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

2.15 Taxes.

(a) Any and all payments by or on account of any obligation of the Company under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Company shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this subsection 2.15) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) The Company shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) The Company shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this subsection 2.15) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that the Company shall not be required to indemnify a Recipient for such Taxes or expenses resulting from the gross negligence, willful misconduct or breach in bad faith of such Recipient, including as a result of a failure by the Administrative Agent to remit to the appropriate Governmental Authority any amounts paid over by the Company pursuant to this subsection 2.15. A certificate as to the amount of such payment or liability delivered to the Company by a Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Bank, shall be conclusive absent demonstrable error.

(d) Each Bank shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Bank (but only to the extent that the Company has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so), (ii) any Taxes attributable to such Bank’s failure to comply with the provisions of subsection 9.6(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Bank, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Bank by the Administrative Agent shall be conclusive absent demonstrable error. Each Lender Bank authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Bank under any Loan Document or otherwise payable by the Administrative Agent to the Bank from any other source against any amount due to the Administrative Agent under this subsection 2.15(d).

(e) As soon as practicable after any payment of Taxes by the Company to a Governmental Authority pursuant to this subsection 2.15, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)(i) Any Bank that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in this subsection 2.15(f)(ii)(A), 2.15(f)(ii)(B) or 2.15(f)(ii)(D)) shall not be required if in the Bank’s reasonable judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank.

(ii) So long as the Company is a U.S. Person:

(A) any Bank that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Bank is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan

Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this subsection 2.15(f)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund (including, for the avoidance of doubt, benefits received solely in lieu of receiving a cash refund) of any Taxes as to which it has been indemnified pursuant to subsection 2.14(a)(ii) or this subsection 2.15 (including by the payment of additional amounts pursuant to this subsection 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under subsection 2.14(a)(ii) or this subsection 2.15 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection 2.15(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection 2.15(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection 2.15(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection 2.15(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Each party’s obligations under this subsection 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

2.16 Indemnity. The Company agrees to indemnify each Bank and to hold each Bank harmless from any loss or expense that such Bank may sustain or incur as a consequence of

(i) default by the Company in payment when due of the principal amount of or interest on any LIBOR Loan or LIBOR Bid Loan, (ii) default by the Company in making a borrowing or conversion after the Company has given (or is deemed to have given) a notice in accordance with subsection 2.18 (so long as the Company shall have accepted a Bid Loan offered in connection with any such notice), (iii) default by the Company in making a borrowing of, conversion into or continuation of LIBOR Loans after the Company has given a notice requesting the same in accordance with the provisions of this Agreement, (iv) default by the Company in making any prepayment of LIBOR Loans after the Company has given a notice thereof in accordance with the provisions of this Agreement or (v) the making of a prepayment or conversion, or the purchase pursuant to subsection 2.17, of LIBOR Loans or LIBOR Bid Loans on a day which is not the last day of an Interest Period with respect thereto, including, in each case, any such loss (other than non-receipt of the Applicable Margin or, without duplication, anticipated profits) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained (it being understood that any such calculation will be made on notional amounts as the Banks are not required to show that they matched deposits specifically). A certificate as to any additional amounts payable pursuant to this subsection submitted by such Bank, through the Administrative Agent, to the Company in good faith shall be conclusive in the absence of demonstrable error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

2.17 Action of Affected Banks.

(a) If any Bank provides a notice under subsection 2.13, requests compensation under subsection 2.14, or requires the Company to pay any Indemnified Taxes or additional amounts to any Bank or any Governmental Authority for the account of any Bank pursuant to subsection 2.15, then such Bank shall (at the request of the Company) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Bank, such designation or assignment (i) would eliminate the illegality that gave rise to the notice under subsection 2.13 or would eliminate or reduce amounts payable pursuant to subsection 2.14 or 2.15, as the case may be, in the future, and (ii) would not subject such Bank to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Bank. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Bank in connection with any such designation or assignment.

(b) If any Bank provides a notice under subsection 2.13, requests compensation under subsection 2.14, or if the Company is required to pay any Indemnified Taxes or additional amounts to any Bank or any Governmental Authority for the account of any Bank pursuant to subsection 2.15 and, in each case, such Bank has declined or is unable to designate a different lending office in accordance with subsection 2.17(a), or if any Bank is a Defaulting Bank or a Non-Consenting Bank, then the Company may, at its sole expense, upon notice to such Bank and the Administrative Agent, require such Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, subsection 9.6), all of its interests, rights (other than its existing rights to payments pursuant to subsection 2.14 or 2.15) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment); provided that:

(i) the Company shall have paid to the Administrative Agent the assignment fee (if any) specified in subsection 9.6;

(ii) such Bank shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in LOC Obligations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under subsection 2.16) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under subsection 2.14 or payments required to be made pursuant to subsection 2.15, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with applicable law; and

(v) in the case of any assignment resulting from a Bank becoming a Non-Consenting Bank, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Bank shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

2.18 Bid Loans.

(a) The Company may request one or more Banks to make offers to make Bid Loans denominated in Dollars from time to time on any Business Day during the period from the Closing Date until the date seven days prior to the final Termination Date in the manner set forth in this subsection 2.18; provided that the aggregate principal Dollar Amount (determined as of the most recent Revaluation Date) of all Revolving Credit Loans, Swing Line Loans, LOC Obligations and Bid Loans outstanding at any one time shall not exceed the aggregate amount of the Commitments at such time. Each Bank may, but shall have no obligation to, make such offers, and the Company may, but shall have no obligation to, accept any such offers in the manner set forth herein.

(b)(i) The Company may request Bid Loans by delivering a Bid Loan Request to the Administrative Agent, not later than 10:00 a.m. four Business Days prior to the proposed Borrowing Date (in the case of a LIBOR Bid Loan Request), and not later than 3:00 p.m. one Business Day prior to the proposed Borrowing Date (in the case of a Fixed Rate Bid Loan Request). Each Bid Loan Request shall solicit Bid Quotes for Bid Loans in an aggregate principal Dollar Amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and for not more than four alternative maturity dates for such Bid Loans, none of which shall be earlier than seven days from the respective requested Borrowing Date or later than the earlier of (A) the date (1) 180 days from the respective requested Borrowing Date in the case of a Fixed Rate Bid Loan Request and (2) 6 months from the respective requested Borrowing Date in the case of a LIBOR Bid Loan Request and (B) the final Termination Date. Bid Loan Requests may be submitted no more frequently than once during any period of three successive Business Days. The Administrative Agent shall promptly notify each Bank by facsimile transmission of the contents of each Bid Loan Request received by it.

(ii) In the case of a LIBOR Bid Loan Request, upon receipt of notice from the Administrative Agent of the contents of such Bid Loan Request, any Bank that elects, in its sole discretion, to do so, may irrevocably offer to make one or more Bid Loans at the LIBOR Rate plus or minus a margin for each such Bid Loan determined by such Bank in its sole discretion. Any such irrevocable offer shall be made by delivering a Bid Quote to the Administrative Agent, before 10:00 a.m. three Business Days before the proposed Borrowing Date, setting forth the maximum amount of Bid Loans for each maturity date which such Bank would be willing to make (which amount may, subject to subsection 2.1(a), exceed such Bank’s Commitment) and the margin above or below the Eurodollar Rate at which such Bank is willing to make each such Bid Loan; the Administrative Agent shall advise the Company before 10:30 a.m. three Business Days before the proposed Borrowing Date, of the contents of each such Bid Quote received by it. If the Administrative Agent in its capacity as a Bank shall, in its sole discretion, elect to make any such offer, it shall advise the Company of the contents of its Bid Quote before 9:45 a.m. three Business Days before the proposed Borrowing Date.

(iii) In the case of a Fixed Rate Bid Loan Request, upon receipt of notice from the Administrative Agent of the contents of such Bid Loan Request, any Bank that elects, in its sole discretion, to do so, may irrevocably offer to make one or more Bid Loans at a rate or rates of interest for each such Bid Loan determined by such Bank in its sole discretion. Any such irrevocable offer shall be made by delivering a Bid Quote to the Administrative Agent, before 9:30 a.m. on the proposed Borrowing Date, setting forth the maximum amount of Bid Loans for each maturity date which such Bank would be willing to make (which amount may, subject to subsection 2.1(a), exceed such Bank’s Commitment) and the rate or rates of interest therefor; the Administrative Agent shall advise the Company before 10:00 a.m. on the proposed Borrowing Date of the contents of each such Bid Quote received by it. If the Administrative Agent in its capacity as a Bank shall, in its sole discretion, elect to make any such offer, it shall advise the Company of the contents of its Bid Quote before 9:15 a.m. on the proposed Borrowing Date.

(iv) The Company shall before 11:30 a.m. three Business Days before the proposed Borrowing Date in the case of a LIBOR Bid Loan Request and before10:30 a.m. on the proposed Borrowing Date in the case of a Fixed Rate Bid Loan Request either, in its absolute discretion:

(A) cancel such Bid Loan Request by giving the Administrative Agent telephone notice to that effect, or

(B) accept one or more of the offers made by any Bank or Banks pursuant to clause (ii) or clause (iii) above, as the case may be, by giving telephone notice (immediately confirmed by execution and facsimile transmission of a Bid Loan Confirmation) to the Administrative Agent of the amount of Bid Loans to be made by each Bank (which amount shall be equal to or less than the maximum amount offered by such Bank, and shall be in an amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof); provided that the Company may not accept offers for Bid Loans in an aggregate principal amount in excess of the maximum principal amount requested in the related Bid Loan Request.

(v) If the Company notifies the Administrative Agent that a Bid Loan Request is cancelled pursuant to clause (iv)(A) above, the Administrative Agent shall give prompt telephone notice thereof to the Banks, and the Bid Loans requested thereby shall not be made.

(vi) If the Company accepts one or more of the offers made by any Bank or Banks pursuant to clause (iv)(B) above, the Administrative Agent shall as promptly as practicable following receipt of the Company’s acceptance, three Business Days before the proposed Borrowing Date in the case of a LIBOR Bid Loan Request and on the proposed Borrowing Date in the case of a Fixed Rate Bid Loan Request, notify each Bank which has made such an offer of the aggregate amount of such Bid Loans to be made on such Borrowing Date for each maturity date and of the acceptance of any offers for each maturity date to make such Bid Loans made by such Bank. Each Bank that is to make a Bid Loan shall, before 12:00 noon on the Borrowing Date specified in the Bid Loan Request applicable thereto, make available to the Administrative Agent at its office set forth in subsection 9.2 the amount of such Bank’s Bid Loans, in immediately available funds. The Administrative Agent will make such funds available to the Company as soon as practicable on such date at the Administrative Agent’s aforesaid address.

(vii) Each Bid Loan shall, if requested by the applicable Bank, be evidenced by a promissory note of the Company, substantially in the form of Exhibit E, with appropriate insertions (a “Bid Note”), payable to the order of the applicable Bank and representing the obligation of the Company to pay the unpaid principal amount of all Bid Loans made by such Bank, and to pay interest thereon as prescribed in subsection 2.18(e). Each such Bank is hereby authorized to record the date and amount of each Bid Loan made by such Bank, the maturity date thereof, the date and amount of each payment of principal thereof and the interest rate with respect thereto on the schedule annexed to and constituting part of its Bid Note or in the books and records of such Bank in such manner as is reasonable and customary, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure to make any such recordation shall not affect the obligations of the Company hereunder or under any Bid Note. Each Bid Note shall be dated the Closing Date and each Bid Loan evidenced thereby shall bear interest for the period from and including the Borrowing Date thereof on the unpaid principal amount thereof from time to time outstanding at the applicable rate per annum determined as provided in, and such interest shall be payable as specified in, subsection 2.18(e).

(c) Within the limits and on the conditions set forth in this subsection 2.18, the Company may from time to time borrow under this subsection 2.18, repay pursuant to subsection 2.18(d) and reborrow under this subsection 2.18.

(d) The Company shall repay to the Administrative Agent for the account of each Bank that has made a Bid Loan on the maturity date of each Bid Loan (such maturity date being that specified by the Company for repayment of such Bid Loan in the related Bid Loan Request) the then unpaid principal amount of such Bid Loan. The Company shall not have the right to prepay any principal amount of any Bid Loan without the prior written consent of the applicable Bank then making such Bid Loan.

(e) The Company shall pay interest on the unpaid principal amount of each Bid Loan from the date of such Bid Loan to the stated maturity date thereof, at the rate of interest for such Bid Loan determined pursuant to subsection 2.18(b) (calculated on the basis of a 360-day year for actual days elapsed), payable on the Interest Payment Date specified by the Company for such Bid Loan in the related Bid Loan Request as provided in the Bid Note evidencing such Bid Loan.

2.19 Swing Line Commitments.

(a) Subject to the terms and conditions hereof, the Swing Line Bank hereby agrees to make swing line loans to the Company (individually, a “Swing Line Loan”; collectively the “Swing Line Loans”) from time to time during the Commitment Period applicable to the Swing Line Bank in an aggregate principal amount at any one time outstanding not to exceed the Swing Line Commitment; provided that the aggregate unpaid principal amount of all Swing Line Loans, together with the Dollar Amount (determined as of the most recent Revaluation Date) of the aggregate unpaid principal amount of all Revolving Credit Loans, LOC Obligations and all Bid Loans at any one time outstanding, may not exceed the aggregate amount of the Commitments. Amounts borrowed by the Company under this subsection 2.19 may be repaid and, through but excluding the Termination Date applicable to the Swing Line Bank, reborrowed. All Swing Line Loans shall be made as Base Rate Loans and may not be converted into LIBOR Loans. Each borrowing of Swing Line Loans shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof. The Company shall give the Administrative Agent (which shall promptly notify the Swing Line Bank) irrevocable notice (which notice must be received by the Administrative Agent prior to 2:00 p.m. on the requested Borrowing Date specifying the amount of the requested Swing Line Loan to be made by the Swing Line Bank. The proceeds of each Swing Line Loan shall be made available by the Swing Line Bank to the Administrative Agent for the account of the Company at the applicable office of the Administrative Agent specified prior to 4:30 p.m. on the requested Borrowing Date. Immediately upon the making of a Swing Line Loan, each Bank shall be deemed to have purchased, and hereby irrevocably and unconditionally agrees to purchase, from the Swing Line Bank a risk participation in such Swing Line Loan in an amount equal to the product of such Bank’s Commitment Percentage times the amount of such Swing Line Loan.

(b) The Swing Line Loans made by the Swing Line Bank to the Company shall, if requested by the Swing Line Bank, be evidenced by a promissory note of the Company substantially in the form of Exhibit I, with appropriate insertions (the “Swing Line Note”), payable to the order of the Swing Line Bank and representing the obligation of the Company to pay the unpaid principal amount of the Swing Line Loans made to the Company, with interest thereon as prescribed in subsection 2.9. The Swing Line Bank is hereby authorized to record the Borrowing Date, the amount of each Swing Line Loan made to the Company and the date and amount of each payment or prepayment of principal thereof, on the schedule annexed to and constituting a part of its Swing Line Note (or any continuation thereof) and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure to make any such recordation shall not affect the obligations of the Company hereunder or under the Swing Line Note. The Swing Line Note shall (i) be dated the Closing Date, (ii) be stated to mature on the Termination Date applicable to the Swing Line Bank and (iii) bear interest for the period from the date thereof to the applicable Termination Date on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, subsection 2.9.

(c) In the event that the Company has not notified the Administrative Agent of its intent to repay the Swing Line Loans made on any Borrowing Date by 12:00 noon on the Business Day immediately following such Borrowing Date and has not in fact repaid such Swing Line Loans (including accrued interest thereon) in full by such time, the Company shall be deemed to have made an irrevocable request to the Administrative Agent under subsection 2.3 (which for purposes of this subsection shall be deemed to be timely and sufficient) for a borrowing on such date of Revolving Credit Loans that are Base Rate Loans in an aggregate amount equal to the then unpaid aggregate principal amount of such Swing Line Loans made to the Company. The proceeds of such Revolving Credit Loans shall be immediately applied to repay such Swing Line Loans.

(d) In the event that for any reason whatsoever (including the occurrence of an event specified in subsection 7(g) with respect to the Company) the procedures set forth in subsection 2.19(c) are not followed, then each Bank shall, upon notice from the Administrative Agent, promptly fund its risk participations in (or, if and to the extent specified by the Swing Line Bank, a direct interest in) the Swing Line Loans made by the Swing Line Bank (collectively, the “Unrefunded Swing Line Loans”) in an aggregate amount equal to its Commitment Percentage of such Unrefunded Swing Line Loan.

(e) Each Bank shall, not later than 4:00 p.m. on the Business Day on which such notice is received (if such notice is received by 2:15 p.m.) or 9:00 a.m. on the next succeeding Business Day (if such notice is received after 2:15 p.m.), make available the amount of the Revolving Credit Loan to be made by it (or the amount of the participations or direct interests to be purchased by it, as the case may be) to the Administrative Agent at the applicable office of the Administrative Agent specified in subsection 9.2 and the amount so received by the Administrative Agent shall promptly be made available to the Swing Line Bank by remitting the same, in immediately available funds, to the Swing Line Bank, in accordance with the provisions of subsection 2.19(g).

(f) Whenever, at any time after the Swing Line Bank has received from any Bank such Bank’s participating interest in an Unrefunded Swing Line Loan pursuant to subsection 2.19(d), the Swing Line Bank receives any payment on account thereof, the Swing Line Bank will distribute to such Bank its participating interest in such amount (appropriately adjusted in the case of interest payments, to reflect the period of time during which such Bank’s participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Line Bank is required to be returned, such Bank will return to the Swing Line Bank any portion thereof previously distributed by the Swing Line Bank to it.

(g) All payments (including prepayments) to be made by the Company to the Swing Line Bank in its capacity as the Swing Line Bank, whether on account of principal, interest or otherwise, shall be made without set off, counterclaim or any other deduction whatsoever and shall be made prior to 1:00 p.m. on the due date thereof to the Administrative Agent, for the account of the Swing Line Bank, at the Administrative Agent’s office specified in subsection 9.2, in Dollars and in immediately available funds, and upon receipt by the Administrative Agent of any payment made by the Company in accordance with this subsection 2.19, the Company shall have satisfied its payment obligation with respect to the obligation on account of which such payment was made. Any such payment made at or after 1:00 p.m. on any day shall be deemed made on the following Business Day. The Administrative Agent shall distribute such payments to the Swing Line Bank promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(h) Anything in this Agreement to the contrary notwithstanding (including in subsection 4.2), the obligation of each Bank to make a Revolving Credit Loan (or purchase its participation or direct interest in a Swing Line Loan, as the case may be) pursuant to this subsection 2.19 is unconditional under any and all circumstances whatsoever and shall not be subject to set-off, counterclaim or defense to payment that such Bank may have or have had against the Company, the Administrative Agent, the

Swing Line Bank or any other Bank and, without limiting any of the foregoing, shall be unconditional irrespective of (i) the occurrence of any Default or Event of Default, (ii) the financial condition of the Company, any Affiliate, the Administrative Agent, the Swing Line Bank or any other Bank or (iii) the termination or cancellation of the Commitments. The Company agrees that any Bank so purchasing a participation (or direct interest) in such Swing Line Loan may exercise all rights of set-off, bankers’ lien, counter claim or similar rights with respect to such participation as fully as if such Bank were a direct holder of a Swing Line Loan in the amount of such participation.

2.20 Increase of Commitments.

(a) At the request of the Company to the Administrative Agent, the aggregate Commitments hereunder may be increased after the Closing Date on one or more occasions by not more than $600,000,000; provided that (i) each such increase is in a minimum amount of $50,000,000 or $10,000,000 increments in excess thereof, (ii) the sum of the aggregate Commitments hereunder shall not exceed $2,250,000,000 after giving effect to such increases, (iii) the Commitment of any Bank may not be increased without its consent, (iv) the consent of the Administrative Agent is obtained (which consent shall not be unreasonably withheld), (v) no Default or Event of Default shall have occurred and be continuing, and (vi) each of the representations and warranties made on the Closing Date are true and correct in all material respects on and as of the date of such increase.

(b) In the event that the Company and one or more of the Banks (or other financial institutions that may elect to participate with the consent of the Administrative Agent (which consent shall not be unreasonably withheld)) shall agree, in accordance with subsection 2.20(a), upon such an increase in the aggregate Commitments, the Company, the Administrative Agent and each financial institution in question shall enter into a Commitment Increase Supplement (a form of which is attached hereto as Exhibit J) setting forth the amounts of the increase in Commitments and providing that the additional financial institutions participating shall be deemed to be included as Banks for all purposes of this Agreement. Upon the execution and delivery of such Commitment Increase Supplement as provided above, and upon the satisfaction of such other conditions as the Administrative Agent may reasonably specify (including the delivery of certificates and legal opinions on behalf of the Company relating to the amendment and new Notes), this Agreement shall be deemed to be amended accordingly.

(c) No Bank shall have any obligation to increase its Commitment in the event of such a request by the Company hereunder.

2.21 Payment in Full at Maturity. The Company shall pay to the Administrative Agent, for the account of each Bank, the entire outstanding principal amount owing to such Bank under this Agreement or under any other Loan Documents, together with accrued but unpaid interest thereon and all other sums owing to such Bank under this Agreement, on the Termination Date applicable to such Bank unless accelerated sooner pursuant to Section 7.

2.22 Letter of Credit Subfacility.

(a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions that the Issuing Lenders may reasonably require, during the Commitment Period the Issuing Lenders shall issue, and the Banks shall participate in, Letters of Credit for the account of the Company from time to time upon request in a form acceptable to the applicable Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed $250,000,000; (ii) the aggregate amount of LOC Obligations in respect of Letters of Credit issued by any Issuing Lender shall not exceed the LOC Commitment of such Issuing Lender; (iii) the Dollar Amount (determined as of the most recent Revaluation Date) of outstanding Revolving Credit Loans plus outstanding Swing Line Loans plus outstanding Bid Loans plus outstanding LOC Obligations shall not exceed the aggregate amount of the Commitments at such time; (iv) Letters of Credit shall be issued for lawful corporate purposes and may be issued as standby letters of credit; and (v) all Letters of Credit shall be denominated in Dollars or a Foreign Currency. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any LOC Document, the terms and conditions of this Agreement shall control. Except as otherwise expressly agreed upon by all the Banks, no Letter of Credit shall have an original expiry date more than 12 months from the date of issuance; provided, however, that subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually or periodically from time to time on the request of the Company or by operation of the terms of the applicable Letter of Credit to a date not more than 12 months from the date of extension; provided further that (x) no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the date that is 30 days prior to the final Termination Date and (y) no Letter of Credit may expire after the Termination Date of any Non-Extending Bank if, after giving effect to such issuance or renewal, the aggregate Commitments of the Consenting Banks (including any replacement Banks) for the period following such Termination Date would be less than the LOC Obligations for Letters of Credit expiring after such Termination Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day. Any Letters of Credit issued hereunder shall be in a minimum original face amount of $50,000.

(b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the applicable Issuing Lender at least five Business Days prior to the requested date of issuance. Each Issuing Lender will promptly, upon the issuance, amendment or expiration of any Letter of Credit, or upon request, provide to the Administrative Agent for dissemination to the Banks a detailed report specifying the Letters of Credit that are then issued and outstanding and any activity with respect thereto that shall have occurred since the date of any prior report, and including therein, among other things, the account party, the beneficiary, the face amount and the expiry date of each such Letter of Credit as well as any payments or expirations that shall have occurred with respect thereto. Each Issuing Lender will further provide to the Administrative Agent promptly upon request copies of the Letters of Credit. Each Issuing Lender will provide to the Administrative Agent promptly upon request a summary report of the nature and extent of LOC Obligations then outstanding.

(c) Participations. Each Bank, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the applicable

Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Commitment Percentage of the obligations under such Letter of Credit (a “Participation Interest”), and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the applicable Issuing Lender therefor and discharge when due, its Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Bank’s participation in any Letter of Credit, to the extent that an Issuing Lender has not been reimbursed as required hereunder or under any LOC Document, each such Bank shall pay to such Issuing Lender its Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by such Issuing Lender of an unreimbursed drawing pursuant to and in accordance with the provisions of subsection 2.22(d) if such notice is received at or before 2:00 p.m. on a Business Day, otherwise such payment shall be made at or before 12:00 noon on the Business Day next succeeding the day such notice is received. The obligation of each Bank to so reimburse the Issuing Lenders shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Company to reimburse the Issuing Lenders under any Letter of Credit, together with interest as hereinafter provided.

(d) Reimbursement. In the event of any drawing under any Letter of Credit, the applicable Issuing Lender will promptly notify the Company and the Administrative Agent. The Company shall reimburse the applicable Issuing Lender on the day of a drawing under any Letter of Credit (with the proceeds of a Revolving Credit Loan obtained hereunder or otherwise) in same day funds as provided herein or in the LOC Documents. Unless the Company shall immediately notify the applicable Issuing Lender and the Administrative Agent of its intent to otherwise reimburse such Issuing Lender, the Company shall be deemed to have requested an LOC Mandatory Borrowing in the amount of the drawing as provided in subsection 2.22(f), the proceeds of which will be used to satisfy the applicable Reimbursement Obligation. In the event that any LOC Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including as a result of the commencement of a proceeding under any Debtor Relief Law), the applicable Issuing Lender shall notify the Banks of such inability and each Bank hereby agrees that it shall forthwith fund (as of the date that the LOC Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Company on or after such date and prior to such purchase) its Participation Interest in the outstanding Reimbursement Obligations owed to such Issuing Lender. Each Bank shall promptly pay to the Administrative Agent for the account of the applicable Issuing Lender, in Dollars and in immediately available funds, the amount of such Bank’s Commitment Percentage of such Reimbursement Obligation. Such payment shall be made on the day such notice is received by such Bank from such Issuing Lender if such notice is received at or before 2:00 p.m. on a Business Day, otherwise such payment shall be made at or before 12:00 noon on the Business Day next succeeding the day such notice is received. If such Bank does not pay such amount to the applicable Issuing Lender in full upon such request, such Bank shall, on demand, pay to the Administrative Agent for the account of the applicable Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Bank pays such amount to such Issuing Lender in full at a rate per annum equal to, if paid within two Business Days of the date of drawing, the Federal Funds Rate or, if paid thereafter, the Base Rate. Each Bank’s obligation to make such payment to the Issuing Lenders, and the right of each Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Repayment Obligation Absolute. The Company’s Reimbursement Obligations shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following circumstances (it being understood that any such payment by the Company is without prejudice to, and does not constitute a waiver of, any rights the Company might have or might acquire as a result of the payment by any Issuing Lender or any Bank of any draft or the reimbursement by the Company thereof):

(i) any lack of validity or enforceability of any Loan Document;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of Loan Document or any other amendment or waiver of or any consent to departure from all or any of the Loan Documents;

(iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Lender, the Administrative Agent, any Bank or any other Person, whether in connection with the transactions contemplated by the Loan Documents or any unrelated transaction;

(iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v) payment by any Issuing Lender under a Letter of Credit against presentation of a draft or certificate that does not substantially comply with the terms of such Letter of Credit;

(vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations of the Company in respect of the Loan Documents; or

(vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

(f) Repayment with Revolving Credit Loans. On any day on which the Company shall have requested, or been deemed to have requested, a Revolving Credit Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Banks that a Revolving Credit Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Credit Loan borrowing comprised entirely of Base Rate Loans (each such borrowing, an “LOC Mandatory Borrowing”) shall be immediately made (without giving effect to any termination of the Commitments pursuant to Section 7) pro rata based on each Bank’s respective Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7). The proceeds of such LOC Mandatory Borrowing shall be paid directly to the applicable Issuing Lender for application to the respective LOC Obligations. Each Bank hereby irrevocably agrees to make such Revolving Credit Loans immediately upon any such request or deemed request on account of each LOC Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (i) that the amount of the LOC Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Credit Loans otherwise required hereunder; (ii) whether any conditions specified in subsection 4.2 are then satisfied; (iii) whether a Default or an Event of Default then exists; (iv) the failure for any such request or deemed request for Revolving Credit Loan to be made by the time otherwise required in subsection 2.3; (v) the date of such LOC Mandatory Borrowing; or (vi) any reduction in the aggregate amount of the Commitments after any such Letter of Credit may have been drawn upon.

(g) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

(h) Letter of Credit Governing Law. Unless otherwise expressly agreed by the applicable Issuing Lender and the Company when a Letter of Credit is issued, the rules of “International Standby Practices 1998,” as most recently published by the Institute of International Banking Law & Practice at the time of issuance, shall apply to each standby Letter of Credit.

2.23 Indemnification of Issuing Lenders; Nature of Issuing Lenders’ Duties.

(a) In addition to its other obligations under subsection 2.22, the Company hereby agrees to protect, indemnify, pay and save each Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) that any Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit on behalf such Company or (ii) the refusal of an Issuing Lender to honor a demand for payment under a Letter of Credit issued on behalf of the Company (A) as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called “Government Acts”) or (B) if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit.

(b) As between the Company and the Issuing Lenders, the Company shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Issuing Lender shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the applicable Issuing Lender, including any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lenders’ rights or powers hereunder.

(c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by an Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in the absence of gross negligence, willful misconduct or breach in bad faith, shall not put such Issuing Lender under any resulting liability to the Company. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Issuing Lenders against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Company, including any and all risks of the acts or omissions, whether rightful or wrongful, of any Government Authority. No Issuing Lender shall, in any way, be liable for any failure by an Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of such Issuing Lender. Notwithstanding anything to the contrary herein, the Company shall have a claim against any Issuing Lender and such Issuing Lender shall be liable to the Company, to the extent of any direct, but not consequential, damages suffered by the Company that the Company proves were caused by (i) such Issuing Lender’s willful misconduct, gross negligence or breach in bad faith in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Lender’s willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

(d) Except as provided in subsection 2.23(e), nothing in this subsection 2.23 is intended to limit the Reimbursement Obligation of the Company contained in subsection 2.22(d). The obligations of the Company under this subsection 2.23 shall survive the termination of this Agreement. No acts or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lenders to enforce any right, power or benefit under this Agreement.

(e) Notwithstanding anything to the contrary contained in this subsection 2.23, the Company shall have no obligation to indemnify an Issuing Lender in respect of any liability incurred by such Issuing Lenders arising out of the gross negligence, willful misconduct or breach in bad faith of such Issuing Lender (including action not taken by such Issuing Lender), as finally determined by a court of competent jurisdiction.

2.24 Defaulting Banks.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Bank becomes a Defaulting Bank, then, until such time as such Bank is no longer a Defaulting Bank, to the extent permitted by applicable law:

(i) Such Defaulting Bank’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Majority Banks.

(ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Bank (whether voluntary or mandatory, at maturity, pursuant to Section 7 or otherwise) or received by the Administrative Agent from a Defaulting Bank pursuant to subsection 9.7(b) shall be applied as follows:

(A) FIRST to the payment of any amounts owing by such Defaulting Bank to the Administrative Agent hereunder;

(B) SECOND to the payment on a pro rata basis of any amounts owing by such Defaulting Bank to the Swing Line Bank or any Issuing Lender hereunder;

(C) THIRD to Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Bank in accordance with subsection 2.26;

(D) FOURTH as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Bank has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent;

(E) FIFTH if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Bank’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Bank with respect to future Letters of Credit issued under this Agreement, in accordance with subsection 2.26;

(F) SIXTH to the payment of any amounts owing to the Banks, the Issuing Lender or the Swing Line Bank as a result of any judgment of a court of competent jurisdiction obtained by any Bank, the Issuing Lenders or the Swing Line Bank against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement;

(G) SEVENTH so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Bank as a result of such Defaulting Bank’s breach of its obligations under this Agreement; and

(H) EIGHTH to such Defaulting Bank or as otherwise directed by a court of competent jurisdiction;

provided that if (x) such payment is a payment of the principal amount of any Loans or Reimbursement Obligation in respect of which such Defaulting Bank has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in subsection 4.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Reimbursement Obligations owed to, all Non-Defaulting Banks on a pro rata basis prior to being applied to the payment of any Loans of, or Reimbursement Obligations owed to, such Defaulting Bank until such time as all Loans and funded and unfunded participations in LOC Obligations and Swing Line Loans are held by the Banks pro rata in accordance with the Commitments without giving effect to subsection 2.24(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Bank that are applied (or held) to pay amounts owed by a Defaulting Bank or to post Cash Collateral pursuant to this subsection 2.24(a)(ii) shall be deemed paid to and redirected by such Defaulting Bank, and each Bank irrevocably consents hereto.

(iii)(A) Each Defaulting Bank shall be entitled to receive a facility fee for any period during which such Bank is a Defaulting Bank only to the extent allocable to the sum of (1) the outstanding principal amount of the Loans funded by it, and (2) its Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to subsection 2.26.

(B) Each Defaulting Bank shall be entitled to receive Letter of Credit Fees for any period during which such Bank is a Defaulting Bank only to the extent allocable to its Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to subsection 2.26.

(C) With respect to any facility fee or Letter of Credit Fee not required to be paid to any Defaulting Bank pursuant to clause (A) or (B)

above, the Company shall (x) pay to each Non-Defaulting Bank that portion of any such fee otherwise payable to such Defaulting Bank with respect to such Defaulting Bank’s participation in LOC Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Bank pursuant to subsection 2.24(a)(iv), (y) pay to each Issuing Lender and the Swing Line Bank, as applicable, the amount of any such fee otherwise payable to such Defaulting Bank to the extent allocable to such Issuing Lender’s or the Swing Line Bank’s Fronting Exposure to such Defaulting Bank, and (z) not be required to pay the remaining amount of any such fee.

(iv) All or any part of such Defaulting Bank’s participation in LOC Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Banks in accordance with their respective Commitment Percentages (calculated without regard to such Defaulting Bank’s Commitment) but only to the extent that (x) the conditions set forth in subsection 4.2 are satisfied at the time of such reallocation (and, unless the Company shall have otherwise specifically notified the Administrative Agent, the Company shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate principal amount of the Loans and Participation Interests of any Non-Defaulting Bank to exceed such Non-Defaulting Bank’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Bank arising from that Bank having become a Defaulting Bank, including any claim of a Non-Defaulting Bank as a result of such Non-Defaulting Bank’s increased exposure following such reallocation.

(v) If the reallocation described in subsection 2.24(a)(iv) cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Bank’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in subsection 2.26.

(b) If the Company, the Administrative Agent, the Swing Line Bank and each Issuing Lender agree in writing that a Bank is no longer a Defaulting Bank, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Bank will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Banks or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Banks in accordance with the Commitments (without giving effect to subsection 2.24(a)(iv)), whereupon such Bank will cease to be a Defaulting Bank; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Bank was a Defaulting Bank; provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Bank to Bank will constitute a waiver or release of any claim of any party hereunder arising from that Bank’s having been a Defaulting Bank.

(c) So long as any Bank is a Defaulting Bank, (i) the Swing Line Bank shall not be required to fund any Swing Line Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swing Line Loan and (ii) no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

2.25 Extension of Termination Date.

(a) At least 35 days but not more than 70 days prior to the first and/or second anniversary of the Closing Date, the Company, by written notice to the Administrative Agent, may request an extension of the Termination Date in effect at such time by one year from its then scheduled expiration. The Administrative Agent shall promptly notify each Bank of such request, and each Bank shall in turn, in its sole discretion, not later than 25 days prior to the applicable anniversary date, notify the Company and the Administrative Agent in writing as to whether such Bank will consent to such extension. If any Bank shall fail to notify the Administrative Agent and the Company in writing of its consent to any such request for extension of the Termination Date at least 25 days prior to the applicable anniversary date, such Bank shall be deemed to be a Non-Extending Bank with respect to such request. The Administrative Agent shall notify the Company not later than 20 days prior to the applicable anniversary date of the decision of the Banks regarding the Company’s request for an extension of the Termination Date.

(b) If Banks holding more than 50% of the aggregate amount of the Commitments then in effect (including Banks assuming or increasing their Commitments in accordance with subsection 2.25(c), each a “Consenting Bank”) consent in writing to any such request in accordance with subsection 2.25(a), the Termination Date of each Consenting Lender in effect at such time shall, effective as at the applicable anniversary date (the “Extension Date”), be extended for one year, but shall not be extended as to any other Bank (each a “Non-Extending Bank”); provided that on each Extension Date (i) no Default or Event of Default shall have occurred and be continuing and (ii) each of the representations and warranties made on the Closing Date is true and correct in all material respects on and as of the Extension Date (unless such representation or warranty was made solely as of the Closing Date or any other day specified therein). To the extent that the Termination Date is not extended as to a Bank pursuant to this subsection 2.25 and the Commitment of such Bank is not assumed in accordance with subsection 2.25(c) on or prior to the applicable Extension Date, the Company may, with the consent of all of the Banks other than such Non-Extending Bank (which consents shall not be unreasonably withheld) terminate in whole the Commitment of such Non-Extending Bank as of the Extension Date or, if not so earlier terminated, the Commitment of such Non-Extending Bank shall automatically terminate in whole on such unextended Termination Date without any further notice or other action by the Company, such Bank or any other Person; provided that such Non-Extending Bank’s rights under subsections 2.14, 2.15, 2.16 and 9.5 and its obligations under subsection 8.7 shall survive the Termination Date for such Bank as to matters occurring prior to such date. It is understood and agreed that no Bank shall have any obligation whatsoever to agree to any request made by the Company for any requested extension of the Termination Date.

(c) If less than all of the Banks consent to any such request pursuant to subsection 2.25(a), the Company may arrange for one or more Consenting Banks or other banks or financial institutions approved by the Company, the Administrative Agent, the Swing Line Bank and each Issuing Lender (which consents shall not be unreasonably withheld) as Purchasing Banks (x) to assume, effective as of the Extension Date or such other date as may be agreed among the Company, the applicable Non-Extending Bank, the assignee Consenting Bank(s) or Purchasing Bank(s) and the Administrative Agent, all of such Non-Extending Bank’s Commitment and all of the obligations of such Non-Extending Bank under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Extending Bank and (y) to accept, effective as of the Extension Date or such other date as any Purchasing Bank executes and delivers a Commitment Transfer Supplement, the Termination Date applicable to the Consenting Banks; provided, however, that the amount of the Commitment of any such Purchasing Bank as a result of such substitution shall in no event be less than $10,000,000 unless the amount of the Commitment of such Non-Extending Bank is less than $10,000,000, in which case such Purchasing Bank shall assume all of such lesser amount; provided further that:

(i) any such Consenting Bank or Purchasing Bank shall have paid to such Non-Extending Bank an amount equal to (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Loans, if any, of such Non-Extending Bank plus (B) any accrued but unpaid facility fees owing to such Non-Extending Bank as of the effective date of such assignment; and

(ii) all additional cost reimbursements, expense reimbursements and indemnities payable to such Non-Extending Bank, and all other accrued and unpaid amounts owing to such Non-Extending Bank hereunder, as of the effective date of such assignment shall have been paid to such Non-Extending Bank;

provided further that such Non-Extending Bank’s rights under subsections 2.14, 2.15, 2.16 and 9.5 and its obligations under subsection 8.7, shall survive such substitution as to matters occurring prior to the date of substitution. At least three Business Days prior to any Extension Date, (A) each such Purchasing Bank, if any, shall have delivered to the Company and the Administrative Agent a Commitment Transfer Supplement, duly executed by such Purchasing Bank, such Non-Extending Bank, the Company and the Administrative Agent and (B) each applicable Consenting Bank shall have delivered confirmation in writing satisfactory to the Company and the Administrative Agent as to the increase in the amount of its Commitment. Each Non-Extending Bank being replaced pursuant to this subsection 2.25 shall, upon the request of either the Administrative Agent or the Company, promptly deliver any Note or Notes held by such Non-Extending Bank. Upon the payment or prepayment of all amounts referred to in subsection 2.25(c)(i) or 2.25(c)(ii), each such Consenting Bank or Purchasing Bank, as of the Extension Date, will be substituted for such Non-Extending Bank under this Agreement and shall be a Bank for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Banks, and the obligations of each such Non-Extending Bank hereunder shall, by the provisions hereof, be released and discharged.

(d) If (after giving effect to any assignments or assumptions pursuant to subsection 2.25(c)) the Banks having Commitments equal to at least 50% of the Commitments in effect immediately prior to the Extension Date consent in writing to a requested extension (whether by execution or delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to such Extension Date, the Administrative Agent shall so notify the Company, and, subject to (i) no Default or Event of Default having occurred and continuing and (ii) each of the representations and warranties made on the Closing Date being true and correct in all material respects on and as of the Extension Date, then the Termination Date then in effect with respect to each Consenting Bank and Purchasing Bank shall be extended for the additional one-year period as described in subsection 2.25(a), and all references in the Loan Documents to the “Termination Date” shall, with respect to each Consenting Bank and each Purchasing Bank for such Extension Date, refer to the Termination Date as so extended. Promptly following each Extension Date, the Administrative Agent shall notify the Banks (including each Purchasing Bank) of the extension of the scheduled Termination Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Bank and each such Purchasing Bank.

2.26 Cash Collateral.

(a) If at any time a Bank becomes a Defaulting Bank, within one Business Day following the written request of the Administrative Agent or any Issuing Lender (with a copy to the Administrative Agent), such Defaulting Bank shall Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Bank in an amount not less than the applicable Fronting Exposure. At any time that there shall exist a Defaulting Bank, within one Business Day following the written request of the Administrative Agent or any Issuing Lender (with a copy to the Administrative Agent), the Company shall Cash Collateralize the Issuing Lenders’ Fronting Exposure with respect to such Defaulting Bank (determined after giving effect to subsection 2.24(a)(iv) and any Cash Collateral provided by such Defaulting Bank) in an amount not less than the applicable Fronting Exposure. If, as of the termination of the Commitments hereunder, any LOC Obligation remains outstanding, the Company shall immediately Cash Collateralize all outstanding LOC Obligations.

(b) The Company, and to the extent provided by any Defaulting Bank, such Defaulting Bank, hereby grants to the Administrative Agent, for the benefit of the Issuing Lenders, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the obligations to which such Cash Collateral was required to be furnished, to be applied pursuant to subsection 2.26(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Lenders as herein provided, or that the total amount of such Cash Collateral is less than the aggregate Fronting Exposures or the LOC Obligations with respect to any Issuing Lender as the case may be, the Company will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Bank).

(c) Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under subsection 2.24 or this subsection 2.26 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific LOC Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuing Lender’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this subsection 2.26 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Bank status of the applicable Bank) or (ii) the determination by the Administrative Agent and each Issuing Lender that there exists excess Cash Collateral, and upon demand by the Person providing such Cash Collateral, such Cash Collateral (or the appropriate portion thereof) shall be returned to such Person; provided that, subject to subsection 2.24, the Person providing Cash Collateral and each Issuing Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

2.27 Additional Reserve Costs.

(a) For so long as any Bank is required to comply with the requirements of the Bank of England, the Financial Services Authority, the European Central Bank or any other governmental or regulatory authority in respect of any LIBOR Loan, such Bank shall be entitled to require the Borrower to pay, contemporaneously with each payment of interest on each such LIBOR Loan, additional interest at a rate per annum equal to the Mandatory Cost Rate, it being understood that such additional interest shall be without duplication of any interest or charge included as part of the Reserve Requirement in the computation of the LIBOR Rate.

(b) Any additional interest owed pursuant to subsection 2.27(a) shall be determined by the applicable Bank, which determination shall be conclusive absent demonstrable error, and notified in writing (with a calculation thereof in reasonable detail) to the Company (with a copy to the Administrative Agent) at least five Business Days before each date on which interest is payable for the applicable Loan, and such additional interest so notified to the Company by such Bank shall be payable to the Administrative Agent for the account of such Bank on each date on which interest is payable for such Loan.

SECTION 3

REPRESENTATIONS AND WARRANTIES

To induce the Banks to enter into this Agreement and to extend credit hereunder, the Company hereby represents and warrants to the Administrative Agent and each Bank as of the Closing Date and as of the date of each Extension of Credit that:

3.1 Financial Condition. The consolidated financial statements of the Company and its Subsidiaries delivered to the Administrative Agent in connection with this Agreement, including the audited financial statement for the fiscal year ended December 31, 2010, and the unaudited financial statements for the fiscal quarter ended June 30, 2011, copies of which have heretofore been furnished to each Bank, present fairly the consolidated financial condition of the Company and its Subsidiaries as of the dates and for the periods indicated. Neither the Company nor any of its Subsidiaries had, at the date of the most recent balance sheet referred to above, any guarantee obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including any interest rate or foreign currency swap or exchange transaction, that is not reflected in the foregoing statements or in the notes thereto and that, to the best of the Company’s knowledge, would have a Material Adverse Effect.

3.2 No Change. Except as disclosed in any Form 10-K, 10-Q, 8-K or other public filing of the Company with the Securities Exchange Commission filed after date thereof but prior to the Closing Date, during the period from December 31, 2010, to and including the Closing Date, no change, or development or event involving a prospective change, has occurred that has had or could reasonably be expected to have a Material Adverse Effect; provided, however, that the foregoing representation is made solely as of the Closing Date and on the date of any commitment increase pursuant to subsection 2.20.

3.3 Corporate Existence; Compliance with Law. Each of the Company and its Significant Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, except to the extent that, in the aggregate, the failure of any such Subsidiaries to be duly organized, validly existing or in good standing would not have a Material Adverse Effect, (ii) has the corporate (or other) power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that, in the aggregate, the failure of any such Subsidiaries to have any such power, authority or legal right would not have a Material Adverse Effect, (iii) is duly qualified and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that, in the aggregate, the failure of the Company and its Subsidiaries to so qualify or be in good standing would not have a Material Adverse Effect, and (iv) is in compliance with all Requirements of Law except to the extent that, in the aggregate, the failure of the Company and its Subsidiaries to comply therewith would not have a Material Adverse Effect.

3.4 Corporate Power; Authorization; Enforceable Obligations. The Company has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement and the other existing Loan Documents and to borrow hereunder and has taken all necessary corporate action to authorize its Obligations on the terms and conditions of this Agreement and the other existing Loan Documents and to authorize the execution, delivery and performance of this Agreement and the other existing Loan Documents. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority or any other Person (except as have been obtained or made) is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or the other existing Loan Documents. This Agreement has been, and each other Loan Document will be, duly executed and delivered on behalf of the Company. This Agreement constitutes, and each other Loan Document when executed and delivered will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the Obligations hereunder and the use of the proceeds hereof will not violate any Requirement of Law or Contractual Obligation of the Company or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

3.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries or against any of its or their respective properties or revenues that (i) except as listed on Schedule 3.6 or disclosed in any filing of the Company with the Securities and Exchange Commission made prior to the Closing Date, on the Closing Date and on the date of any commitment increase pursuant to subsection 2.20, would have a Material Adverse Effect or (ii) would have a material adverse effect on the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Banks hereunder or thereunder; provided, however, that the representation in clause (i) of this subsection 3.6 is made solely as of the Closing Date and on the date of any commitment increase pursuant to subsection 2.20.

3.7 No Default. No Default or Event of Default has occurred and is continuing.

3.8 Taxes. Each of the Company and its Significant Subsidiaries has filed or caused to be filed all material tax returns that, to the knowledge of the Company, are required to be filed and has paid all material taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all material other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be). Except as disclosed in the Company’s filings with the Securities and Exchange Commission or otherwise disclosed to the Banks pursuant to subsection 5.1, on the Closing Date and on the date of any commitment increase pursuant to subsection 2.20, (i) there are no material Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or any of its Significant Subsidiaries and (ii) there is no material dispute or claim concerning any liability of the Company or its Significant Subsidiaries for Taxes either (A) claimed or raised by any Governmental Authority in writing or (B) as to which the Company has knowledge based upon contact with any agent of such authority.

3.9 Federal Regulations. No part of the proceeds of any Loans or Letters of Credit will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U or Regulation X if such use would violate, or cause the Loans or the Commitments to be in violation of, the provisions of Regulation U or Regulation X. If requested by any Bank or the Administrative Agent at any time (and in any case prior to or concurrently with the borrowing of any Loan the proceeds of which will be used to purchase or carry margin stock), the Company will furnish to the Administrative Agent and each Bank a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

3.10 ERISA. Except to the extent that all of the following, in the aggregate, would not have a Material Adverse Effect: (i) no Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code; (ii) the value of the assets of each Single Employer Plan maintained by the Company or any Commonly Controlled Entity is at least 80% of the present value of all accrued benefits under such Plan (based on those assumptions used to fund the Plans), as of the last annual valuation date prior to the date on which this representation is made or deemed made; (iii) neither the Company nor any Commonly Controlled Entity has any withdrawal liability in respect of any Multiemployer Plan; (iv) the present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Company and each Commonly Controlled Entity for post retirement benefits, if any, to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA), other than severance plans, does not, in the aggregate, exceed the assets under all such Plans or other funding arrangements allocable to such benefits, if any by more than $50,000,000; (v) no application for a minimum funding waiver with respect to a Plan has been made; and (vi) the PBGC has not instituted proceedings to terminate a Plan pursuant to Section 4042 of ERISA.

3.11 Investment Company Act. Neither the Company nor any of its Subsidiaries is subject to registration as an “investment company” or is “controlled” by such a company, within the meaning of the Investment Company Act of 1940.

3.12 Purpose of Loans. The proceeds of the Loans and Letters of Credit shall be used by the Company to provide for the working capital and general corporate requirements of the Company and its Subsidiaries, including backup for commercial paper issuances and other short term Indebtedness of the Company and acquisitions, to refinance existing Indebtedness and to pay any fees and expenses in connection with this Agreement and the other Loan Documents.

3.13 Disclosure. On the Closing Date, on the date of any commitment increase pursuant to subsection 2.20 and on the date of any extension of the Termination Date pursuant to subsection 2.25, neither this Agreement, the other existing Loan Documents nor (solely with respect to the Closing Date) the Information Materials, taken as a whole with any filing of the Company with the Securities and Exchange Commission made prior to such date contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not materially misleading.

3.14 Ranking. The Loans shall remain at least pari passu with all other senior unsecured obligations of the Company.

3.15 Compliance with OFAC, FCPA. Company is in material compliance with all applicable United States economic and trade sanctions, including those administered by the Office of Foreign Asset Control within the United States Department of the Treasury, and the United States Foreign Corrupt Practices Act.

SECTION 4

CONDITIONS PRECEDENT

4.1 Conditions to Effectiveness. The agreements of each Bank contained herein are subject to the satisfaction of the following conditions precedent:

(a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Company, and (ii) for the account of each Bank that has so requested, a Note conforming to the requirements hereof and executed by a duly authorized officer of the Company.

(b) Corporate Proceedings of the Company. The Administrative Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of the Company authorizing (i) the execution, delivery and performance of this Agreement and the Notes and (ii) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of the Company as of the Closing Date, which certificate shall state that the resolutions certified thereby have not been amended, modified, revoked or rescinded and are in full force and effect and shall be in form and substance satisfactory to the Administrative Agent, along with incumbency certificates of Responsible Officers of the Company evidencing the identity, authority and capacity of each Responsible Officer authorized to act in connection with this Agreement and the other Loan Documents.

(c) Corporate Documents. The Administrative Agent shall have received true and complete copies of the certificate of incorporation and by-laws of the Company, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Company, which certificate shall state that the by-laws certified thereby were in effect as of the date of the resolutions described in subsection 4.1(b) and have not been amended or modified since such date.

(d) No Violation. The consummation of the transactions contemplated hereby shall not contravene, violate or conflict with, nor involve the Administrative Agent or any Bank in any violation of, any Requirement of Law.

(e) Fees. The Administrative Agent shall have received the fees to be received on the Closing Date referred to in subsection 2.4.

(f) Legal Opinion. The Administrative Agent shall have received the executed legal opinion of counsel of the Company, substantially in the form of Exhibit C, and the Company hereby instructs its counsel to execute and deliver such opinion to the Administrative Agent. Such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

(g) Litigation. Except as disclosed in any form 10-K, 10-Q, 8-K or other public filing of the Company with the Securities and Exchange Commission prior to the date hereof, there shall exist no pending or threatened litigation, bankruptcy or insolvency, injunction, order or claim which could have a Material Adverse Effect.

(h) Consents and Approvals. All consents and approvals of the boards of directors, shareholders and other applicable third parties necessary in connection with this Agreement shall have been obtained, and copies thereof shall have been received by the Administrative Agent.

(i) Material Adverse Change. Except as disclosed in any form 10-K, 10-Q, 8-K or other public filing of the Company with the Securities and Exchange Commission prior to the date hereof, no material adverse change shall have occurred since December 31, 2010, in the business, assets, liabilities, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole.

(j) Financial Statements. The Administrative Agent shall have received copies of the financial statements referred to in subsection 3.1, each in form and substance reasonably satisfactory to it.

(k) Patriot Act Documentation. The Banks shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(l) Payoff Letter. The Administrative Agent shall have received evidence satisfactory thereto that (i) all principal, interest and other amounts outstanding under the Company’s existing senior credit agreement (the “Existing Senior Credit Facilities”) shall have been repaid and satisfied in full, (ii) all commitments to extend credit under the agreements and instruments relating to the Existing Senior Credit Facilities shall be terminated and (iii) any letters of credit outstanding under the Existing Senior Credit Facilities shall have been terminated, canceled or replaced (or, in the case of letters of credit issued under the Existing Credit Facilities by an Issuing Lender hereunder, deemed issued hereunder as of the Closing Date).

Without limiting the generality of the provisions of the last paragraph of subsection 8.3(c), for purposes of determining compliance with the conditions specified in this subsection 4.1, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank unless the Administrative Agent shall have received written notice from such Bank prior to the proposed Closing Date specifying its objection thereto.

4.2 Conditions to Each Loan. The agreement of each of the Banks and the Swing Line Bank to make any Loan (other than the conversion or continuation of any Loan pursuant to subsection 2.7) requested to be made by it on any date (including any Loans requested to be made on the Closing Date) and the agreement of the Issuing Lenders to issue Letters of Credit is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by the Company in this Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date, both before and after giving effect to the making of such Loans or the issuance of such Letter of Credit (except that any representation or warranty relating to or made expressly as of a specific date shall be true and correct in all material respects solely with respect to and as of such specific date).

(b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

(c) Borrowing Certificate. In the case of Revolving Credit Loans, the Administrative Agent shall have received, on or prior to the time required for its receipt pursuant to subsection 2.3, a Borrowing Certificate with respect to the Loans requested to be made on such date.

(d) Bid Loan Confirmation. With respect to any Bid Loan, a Bid Loan Confirmation shall have been delivered in accordance with subsection 2.18(b)(iv).

(e) Bid Note. With respect to any Bid Loan, the Company shall have delivered, if requested by the applicable Bank, a Bid Note to the Bank providing such Bid Loan.

Each borrowing or request for the issuance of a Letter of Credit by the Company hereunder shall constitute a representation and warranty by the Company as of the date of such Loan or such issuance that the conditions contained in subsections 4.2(a) and 4.2(b) have been satisfied.

SECTION 5

AFFIRMATIVE COVENANTS

The Company hereby agrees that, so long as the Commitments remain in effect, any Loan or other Obligation remains outstanding and unpaid or any other amount is owing to any Bank or the Administrative Agent hereunder, the Company shall:

5.1 Financial Statements. Furnish to the Administrative Agent (which shall promptly make available to the Banks):

(a) as soon as available, but in any event no later than the earlier of (i) the date that is five days after the Company is required by the SEC to deliver its Form 10-K for any fiscal year of the Company and (ii) 95 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or any qualification arising out of the scope of the audit, provided that to the extent different components of such consolidated financial statements are separately audited by different independent public accounting firms, the audit report of any such accounting firm may contain a qualification or exception as to scope of such consolidated financial statements by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing not unacceptable to the Majority Banks (it being understood that any of the following accounting firms: Deloitte & Touche, Ernst & Young LLP, KPMG and PricewaterhouseCoopers shall not be unacceptable to the Banks); and

(b) as soon as available, but in any event not later than the earlier of (i) the date that is five days after the Company is required by the SEC to deliver its Form 10-Q for each of the first three quarterly periods of each fiscal year of the Company and (ii) 50 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Company and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein with a reasonable estimate of the effect on such financial statements on account of such changes in application).

5.2 Certificates; Other Information. Furnish to the Administrative Agent (which shall promptly make available to the Banks):

(a) concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and 5.1(b), a certificate of a Responsible Officer stating that such Responsible Officer has obtained no knowledge of any Default or Event of Default that has occurred and is continuing except as specified in such certificate;

(b) promptly upon receipt thereof, copies of the executive summary portion of any final auditor’s letter or auditor’s report submitted to the Company’s board of directors or any committee thereof relating to internal financial controls of the Company or any Subsidiary; and

(c) promptly, such additional financial and other information as any Bank through the Administrative Agent may from time to time reasonably request.

5.3 Conduct of Business and Maintenance of Existence.

(a) Continue to engage in businesses of substantially the same general type as now conducted by it or any business reasonably ancillary, complementary or related thereto, taken as a whole, and preserve, renew and keep in full force and effect its legal existence and take such reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 6.4.

(b) Comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

5.4 Inspection of Property; Books, Records and Discussions.

(a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law are to be made of all dealings and transactions in relation to its business and activities.

(b) Permit representatives of the Administrative Agent and the Banks (other than Excluded Individuals of the Administrative Agent and the Banks) that are not Competitors to visit and inspect at their own expense (unless a Default or Event of Default has occurred and is continuing, in which case at the Company’s expense) any of its properties and examine and make abstracts from any of its books and records at any reasonable time upon reasonable prior notice to the Company and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants; provided that (i) representatives of the Company shall have the opportunity to be present at any meeting with its independent certified public accountants and (ii) the Company and its Subsidiaries shall have no obligation to provide access to information that is the subject of a confidentiality agreement between the Company or any of its Subsidiaries, on the one hand, and a customer of the Company or of any of its Subsidiaries, on the other hand. The Administrative Agent shall endeavor to coordinate such visits by the Banks in order to minimize inconvenience to the Company, and so long as no Event of Default shall be continuing, such visits shall occur not more frequently than once per fiscal quarter.

5.5 Notices. Give notice to the Administrative Agent (and the Administrative Agent shall promptly notify each Bank) promptly after becoming aware of:

(a) the occurrence of any Default or Event of Default;

(b) the occurrence of a Change of Control;

(c) any litigation, investigation or proceeding that would have a Material Adverse Effect;

(d) the following events, as soon as possible and in any event within 10 Business Days after the Company or any Commonly Controlled Entity knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, the commencement of any obligation to contribute to any Multiemployer Plan by the Company or any Commonly Controlled Entity, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan; (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; (iii) the application for a minimum funding waiver with respect to a Plan has been made; (iv) the satisfaction of all of the requirements for imposition of a lien under Section 302(f) of ERISA with respect to any Plan; and (iv) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA;

(e) any announcement by any Ratings Agency of any change in any Rating; and

(f) the use of the proceeds of any Loans for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U.

Each notice given pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action, if any, the Company proposes to take with respect thereto.

SECTION 6

NEGATIVE COVENANTS

The Company hereby agrees that, so long as the Commitments remain in effect, any Loan or other Obligation remains outstanding and unpaid or any other amount is owing to any Bank or the Administrative Agent hereunder, the Company shall not:

6.1 Limitation on Significant Subsidiary Indebtedness. Permit any of its Significant Subsidiaries, directly or indirectly, to create, incur, assume or suffer to exist any Indebtedness (which for purposes of this subsection 6.1 shall include, without duplication, Guarantee Obligations) unless immediately thereafter the aggregate amount, without duplication, of (x) all Indebtedness of Significant Subsidiaries (excluding (A) any Guarantee Obligations in respect of Indebtedness under this Agreement, (B) Indebtedness owed to the Company or a Subsidiary and (C) any renewal or replacement of any obligation under clause (A) or (B)), plus (y) the aggregate amount of indebtedness secured by Liens permitted under subsection 6.2(j) plus (z) the discounted present value of all net rentals payable under leases covered by subsection 6.3(a) (and not expressly excluded therefrom), would not exceed the greater of $300,000,000 and 15% of Consolidated Net Worth; provided, however, that, solely for the purposes of this covenant, Indebtedness shall not include indebtedness incurred in connection with (a) overdraft or similar facilities related to settlement, clearing and related activities by a Significant Subsidiary in the ordinary course of business consistent with past practice; (b) Purchased Receivables Financings; (c) to the extent the same constitutes Indebtedness, obligations in respect of net capital adjustments and/or earn-out arrangements pursuant to a purchase or acquisition otherwise permitted under this Agreement; (d) obligations under performance bonds, surety bonds and letter of credit obligations to provide security for workers’ compensation claims or other statutory obligations and obligations in respect of bank overdrafts not more than two days overdue, in each case, incurred in the ordinary course of business; (e) indebtedness owing to insurance companies to finance insurance premiums incurred in the ordinary course of business; and (f) Guarantee Obligations with respect to Indebtedness and other liabilities otherwise permitted under this Agreement; and provided further that any Indebtedness of a Person (i) existing at the time such Person becomes a Significant Subsidiary or is merged with or into the Company or a Significant Subsidiary or other entity or (ii) assumed by the Company or a Subsidiary in connection with the acquisition of all or a portion of the business of such Person, shall not be deemed to be Indebtedness created, incurred, assumed or guaranteed by a Significant Subsidiary or otherwise deemed to be Indebtedness of a Significant Subsidiary for the purposes of this covenant.

6.2 Limitation on Liens. Directly or indirectly, create, incur, assume or suffer to exist, or permit any of its Significant Subsidiaries to create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

(a) any Lien on any property now owned or hereafter acquired or constructed by the Company or a Subsidiary, or on which property so owned, acquired or constructed is located, which Lien (i) in the case of any property so acquired, existed on such property at the time of acquisition thereby by the Company or such Subsidiary, or

(ii) secures or provides for the payment of any part of the purchase or construction price or cost of improvements of such property and was created prior to, contemporaneously with or within 360 days after, such purchase, construction or improvement (and any replacements or refinancings for such Liens); provided that (x) if a firm commitment from a bank, insurance company or other lender or investor (not including the Company, a Subsidiary or another Affiliate of the Company) for the financing of the acquisition or construction of property is made prior to, contemporaneously with or within the 360-day period hereinabove referred to, the applicable Lien shall be deemed to be permitted by this subsection 6.2(a) whether or not created or assumed within such period, and (y) each such Lien does not at any time encumber any property other than the property financed by such Indebtedness and the principal amount of Indebtedness secured thereby is not increased other than for additional payments for the purchase, construction or improvement of such property;

(b) Liens for taxes not yet delinquent or which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

(c) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business;

(d) Liens of landlords or of mortgagees of landlords arising by operation of law;

(e) pledges, deposits or other Liens in connection with workers’ compensation, unemployment insurance, other social security benefits or other insurance related obligations (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements) and Liens on the proceeds of insurance policies created in connection with any of the foregoing;

(f) Liens arising by reason of any judgment, decree or order of any court or other Governmental Authority that do not result in an Event of Default under subsection 7(i);

(g) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, judgment and like bonds, replevin and similar bonds and other obligations of a like nature incurred in the ordinary course of business;

(h) zoning restrictions, easements, rights-of-way, restrictions on the use of property, other similar encumbrances incurred in the ordinary course of business and minor irregularities of title that do not materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries taken as a whole;

(i) Liens on Purchased Receivables and related assets granted in connection with one or more Purchased Receivables Financings; and

(j) any Lien not otherwise permitted under this subsection 6.2; provided that the aggregate amount of indebtedness secured by all such Liens, together with (x) the aggregate principal amount of Subsidiary Indebtedness that is subject to limitation under subsection 6.1 and (y) the aggregate sale price of property involved in sale and leaseback transactions not otherwise permitted except under subsection 6.3(a), does not exceed the greater of $300,000,000 and 15% of Consolidated Net Worth.

6.3 Limitation on Sales and Leasebacks. Sell or transfer, or permit any Subsidiary to sell or transfer (except to the Company or one or more of its wholly-owned Subsidiaries, or both), any Principal Facility owned by it on the date of this Agreement with the intention of taking back a lease of such property, other than a lease relating to computer hardware with lease terms of four years or less, unless either:

(a) the sum of (x) the aggregate sale price of property involved in sale and leaseback transactions not otherwise permitted under this subsection 6.3 plus (y) the aggregate principal amount of Subsidiary Indebtedness subject to limitation under subsection 6.1 plus (z) the aggregate amount of indebtedness secured by all Liens not otherwise permitted except under subsection 6.2(j) does not exceed the greater of $300,000,000 and 15% of Consolidated Net Worth; or

(b) the Company, within 120 days after the sale or transfer shall have been made by the Company or by any such Subsidiary, applies an amount equal to the greater of (i) the net proceeds of the sale of the Principal Facility sold and leased back pursuant to such arrangement and (ii) the fair market value of the Principal Facility sold and leased back at the time of entering into such arrangement (which may be conclusively determined by the Board of Directors of the Company) to the retirement of Funded Indebtedness of the Company; provided that the amount required to be applied to the retirement of Funded Indebtedness of the Company pursuant to this subsection 6.3(b) shall be reduced by the principal amount of any Funded Indebtedness of the Company voluntarily retired by the Company within 120 days after such sale, whether or not any such retirement of Funded Indebtedness shall be specified as being made pursuant to this subsection 6.3(b). Notwithstanding the foregoing, no retirement referred to in this subsection 6.3(b) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

6.4 Limitations on Fundamental Changes. Directly or indirectly, sell, assign, lease, transfer or otherwise dispose of all or substantially all of its consolidated assets or consolidate with or merge into any Person or permit any Person to merge into it; provided that the Company may enter into a consolidation or merger with any Person if (i) the survivor formed by or resulting from such consolidation or merger is the Company and (ii) at the time of such consolidation or merger and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing.

6.5 Limitations on Restrictions on Dividends. Permit any Significant Subsidiary exclusively organized under the laws of the United States of America or any state thereof to enter into any arrangement with any Person that in any way prohibits, limits the amount of or otherwise impairs the declaration or distribution by such Subsidiary of dividends on its Capital

Stock (other than limitations arising under (i) any Requirement of Law, (ii) any agreement or instrument in effect at the time a Person first became a Subsidiary of the Company or the date such agreement or instrument is otherwise assumed by the Company or any of its Subsidiaries, so long as such agreement or instrument was not entered into solely in contemplation of such Person becoming a Subsidiary of the Company or such assumption, or (iii) any agreement or instrument entered into in connection with the sale of such Subsidiary) if such arrangement, together with all other similar arrangements, could reasonably be expected to have a Material Adverse Effect.

6.6 Financial Covenant. Permit the ratio of (i) consolidated EBITDA of the Company and its Subsidiaries for any period of four consecutive fiscal quarters for which financial statements have most recently been delivered under subsection 5.1, commencing with the fiscal period ending September 30, 2011, to (ii) interest expense during such period in respect of all Covenant Indebtedness of the Company and its Subsidiaries to be less than 2.00 : 1.00. “Covenant Indebtedness” means all indebtedness that, in accordance with GAAP, is required to be reflected as a liability on a consolidated balance sheet of the Company and its Subsidiaries.

SECTION 7

EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a) The Company shall fail to pay (i) any principal of any Loan when due in accordance with the terms thereof or hereof; or (ii) the Company shall fail to reimburse the Issuing Lenders for any LOC Obligations when due in accordance with the terms hereof; or (iii) within three Business Days after the same becomes due, the Company shall fail to pay any other amount payable hereunder or under any Note or Fee Letter; or

(b) Any representation or warranty made, or deemed made pursuant to subsection 4.2, by the Company herein or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made or furnished; or

(c) The Company shall default in the observance or performance of any agreement contained in subsection 5.4(b), 5.5(a) or 5.5(b) or Section 6; or

(d) A Change of Control shall occur; or

(e) The Company shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in subsections 7(a) through 7(c)), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date of written notification to the Company by the Administrative Agent or any Bank of such default and (ii) the date any Responsible Officer becomes aware or, with reasonable diligence, would become aware of such default; or

(f) The Company or any of its Significant Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Obligations) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, and such default shall be continuing; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto beyond any applicable period of grace, and such default shall be continuing, or any other event shall occur or condition exist and be continuing, the effect of which default or other event or condition is to cause, or permit the holders of such Indebtedness or Guarantee Obligation to cause, such Indebtedness to become due or required to be purchased, redeemed or otherwise defeased prior to its stated maturity or such Guarantee Obligation to become payable; provided that the aggregate principal amount of any such Indebtedness and Guarantee Obligations outstanding at such time, when aggregated with the outstanding principal amount of all other such Indebtedness and Guarantee Obligations in respect of which the Company or any Significant Subsidiary shall have so defaulted or an event shall have occurred or a condition exists as described above, aggregates $100,000,000 or more; or

(g)(i) The Company or any of its Significant Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Significant Subsidiaries shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against the Company or any of its Significant Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; (iii) the Company or any of its Significant Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i) or (ii) above; or (iv) the Company or any of its Significant Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(h)(i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan excluding any prohibited transaction relating to a late deposit of salary deferral contributions, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Majority Banks, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Majority Banks is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, would have a Material Adverse Effect; or

(i) The rendering against the Company or any Significant Subsidiary of one or more final nonappealable judgments, decrees or orders for the payment of money that, either singly or in the aggregate with all other monies in respect of which a final nonappealable judgment, decree or order for payment shall have been rendered against the Company or any Significant Subsidiary, aggregates $100,000,000 or more, and the continuance of such judgments, decrees or orders unsatisfied and in effect for any period of 30 consecutive days or, in the case of a foreign judgment, decree or order the enforcement of which is not being sought in the United States, 60 consecutive days without a stay of execution; provided, however, that any such amount shall be calculated after deducting from the sum so payable any amount of such judgment or order that is covered by a valid and binding policy of insurance in favor of the Company or such Subsidiary from an insurer that is rated at least “A” by A.M. Best Company, which policy covers full payment thereof and which insurer has been notified, and has not disputed the claim made for payment, of such amount of such judgment or order;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of subsection 7(g) with respect to the Company, automatically the Commitments, the LOC Commitment and Swing Line Commitment shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including the maximum amount of all contingent liabilities under Letters of Credit) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Majority Banks, the Administrative Agent may, or upon the request of the Majority Banks, the Administrative Agent shall, by notice to the Company declare the Commitments, the LOC Commitments and Swing Line Commitment to be terminated forthwith, whereupon the Commitments, the LOC Commitments and Swing Line Commitment shall immediately terminate; and (ii) with the consent of the Majority Banks, the Administrative Agent may, or upon the request of the Majority Banks, the Administrative Agent shall, by notice of default to the Company, (x) declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, and (y) direct the Company to Cash Collateralize the LOC Obligations in an amount equal to the maximum amount that may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 7, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

SECTION 8

THE ADMINISTRATIVE AGENT

8.1 Appointment. Each of the Banks hereby irrevocably appoints Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Each Bank acknowledges that the Company may rely on each action taken by the Administrative Agent on behalf of the Banks hereunder. The provisions of this Section 8 are solely for the benefit of the Administrative Agent, the Bank and the Issuing Lenders, and the Company shall not have rights as a third-party beneficiary of any of such provisions, other than with respect to the immediately preceding sentence and as specified in subsection 8.8. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

8.2 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 8 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the facility established hereunder as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

8.3 Exculpatory Provisions.

(a) The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Majority Banks (or such other number or percentage of the Banks as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Bank in violation of any Debtor Relief Law; and

(iii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Banks (or such other number or percentage of the Banks as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 7 and subsection 9.1), or (ii) in the absence of its own gross negligence, willful misconduct or breach in bad faith as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Company, a Bank or an Issuing Lender.

(c) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

8.4 Reliance by Administrative Agent.

(a) The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a

Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Bank or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Bank or Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Bank or Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(b) For purposes of determining compliance with the conditions specified in Section 4.1, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank.

8.5 Rights as a Bank. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Bank as any other Bank and may exercise the same as though it were not the Administrative Agent, and the term “Bank” or “Banks” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Banks.

8.6 Non-Reliance on Administrative Agent and Other Banks. Each Bank and Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank and Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

8.7 Indemnification by Banks. The Banks agree to indemnify each of the Administrative Agent, the Swing Line Bank and the Issuing Lenders in their capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so to the extent required pursuant to subsection 9.5), ratably according to the respective amounts of their Commitments (or, if the Commitments have been terminated, ratably according to the respective amount of their outstanding Loans or, if no Loans are outstanding, their Commitments as of the date of such termination) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent, the Swing Line Bank or the Issuing Lenders under or in connection with any of the foregoing; provided that no Bank shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s, Swing Line Bank’s or any Issuing Lender’s gross negligence, willful misconduct or breach in bad faith. The agreements in this subsection 8.7 shall survive the payment of the Obligations and all other amounts payable hereunder.

8.8 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Banks, the Issuing Lenders and the Company. Upon receipt of any such notice of resignation, the Majority Banks shall have the right, with the approval of the Company (such approval not to be unreasonably withheld, conditioned or delayed), to appoint a successor, which shall be a bank with an office in the United States of America, or an Affiliate of any such bank with an office in the United States of America. If no such successor shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Majority Banks) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), with the approval of the Company (such approval not to be unreasonably withheld), on behalf of the Banks and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Bank pursuant to clause (d) of the definition thereof, the Majority Banks may, to the extent permitted by applicable law, by notice in writing to the Company and such Person remove such Person as Administrative Agent and, with the approval of the Company (such approval not to be unreasonably withheld), appoint a successor. If no such successor shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Bank and Issuing Lender directly, until such time, if any, as a successor Administrative Agent is appointed as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative

Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section 8 and subsection 9.5 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

8.9 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Syndication Agents or Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Bank or an Issuing Lender hereunder.

8.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law, the Administrative Agent (irrespective of whether the principal of any Loan or LOC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LOC Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Banks, the Issuing Lenders and the Administrative Agent under subsections 2.4 and 9.5) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank and Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Banks and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under subsections 2.4 and 9.5.

SECTION 9

MISCELLANEOUS

9.1 Amendments and Waivers. Except as provided in subsection 2.20 with respect to increases in Commitments, none of this Agreement, any Note or any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the written consent of the Majority Banks, the Administrative Agent and the Company may, from time to time, enter into written amendments, supplements or modifications hereto and to the Loan Documents for the purpose of changing any provisions of or adding any provisions to this Agreement or the Notes or changing in any manner the rights of the Banks or of the Company hereunder or thereunder or waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that (i) each Bank shall receive a form of any such waiver, amendment, supplement or modification prior to the execution thereof by the Majority Banks or the Administrative Agent and (ii) no such waiver and no such amendment, supplement or modification shall (A) forgive all or any portion of the principal amount of any Loan or any accrued but unpaid interest thereon, increase or extend the Commitment of any Bank, the maturity of any Loan or any installment thereof, or reduce the rate or extend the time of payment of interest thereon (other than an amendment of subsection 2.9(d) or waiver of the obligation of the Company to pay any increased interest pursuant to subsection 2.9(d), which may be approved by the Majority Banks or the applicable Issuing Lender), or reduce the amount or extend the time of payment of any fee payable to any Bank hereunder, or change the amount of any Bank’s Commitment (other than as provided in subsection 2.5 or, with respect to any Non-Extending Lender, subsection 2.25(b)) or the Swing Line Bank’s Swing Line Commitment, in each case without the consent of the Bank or the Swing Line Bank, as the case may be, affected thereby, (B) amend, modify or waive any provision of this subsection 9.1 or reduce the percentage specified in the definition of Majority Banks, or consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement, in each case without the written consent of all the Banks, (C) amend, modify or waive any provision of Section 8 without the written consent of the then Administrative Agent, or (D) amend, modify or waive any provision of the Loan Documents affecting the rights or duties of the Administrative Agent, the Issuing Lenders or the Swing Line Bank under any Loan Document without the written consent of the Administrative Agent, the Issuing Lenders and/or the Swing Line Bank, as applicable, in addition to the Banks required hereinabove to take such action. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Company, the Banks, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Company, the Banks and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Notwithstanding anything to the contrary herein, (1) no Defaulting Bank shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Banks or each affected Bank may be effected with the consent of the applicable Banks other than Defaulting Banks), except that (x) the Commitment of any Defaulting Bank may not be increased or extended without the consent of such Bank, nor may the maturity of any Loan that such Defaulting Bank has funded or any installment thereof be extended or the rate of interest thereon be reduced, and (y) any waiver, amendment or modification requiring the consent of all Banks or each affected Bank that by its terms affects any Defaulting Bank more adversely than other affected Banks shall require the consent of such Defaulting Bank and (2) the Administrative Agent and the Company shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Company shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision.

9.2 Notices.

(a) Except as otherwise provided in subsection 9.2(b), all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or five days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when received, addressed as follows, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans:

The Company:	The Western Union Company 12500 E. Belford Ave. M22B1 Englewood, CO 80112 Attention: Treasurer Facsimile: (720) 332-0507 Confirmation Telephone: (720) 332-5269

with a copy of any notice to the Company to:

The Western Union Company 12500 E. Belford Ave. M21A2 Englewood, CO 80112 Attention: General Counsel’s Office Facsimile: (720) 332-3840 Confirmation Telephone: (720) 332-5711

The Administrative Agent, generally:

Wells Fargo Bank, National Association, as Administrative Agent

1525 W. W.T. Harris Blvd.

Building 3A2, Mailcode NC 0680

Charlotte, NC 28262

Attention: Syndication Agency Services

Facsimile: (704) 590-2782

Telephone: (704) 590-2706

The Administrative Agent, in connection with any Foreign Currency Loan:

Wells Fargo Bank, National Association, London Branch 3 Bishopsgate London EC2N 3AB Attention: Ms. Michelle Clark or Mr. Ian King Facsimile: 011 44 207 929 4645

Wells Fargo, as an Issuing Lender:

Wells Fargo Bank, National Association, as Issuing Lender 550 California Street, 10th Floor San Francisco, CA 94104 Attention: Sid Khanolkar Facsimile: (415) 837-0610 Telephone: (415) 975-7085

Any Bank:	The address or other information set forth in its Administrative Questionnaire most recently delivered to the Company and the Administrative Agent.

provided that any notice, request or demand to or upon the Administrative Agent or the Banks pursuant to subsection 2.3, 2.5, 2.6, 2.7, 2.18, 2.19 or 2.25 shall not be effective until received.

(b) So long as Wells Fargo or any of its Affiliates is the Administrative Agent, the Company shall use commercially reasonable efforts to deliver to the Administrative Agent materials required to be delivered pursuant to Section 5.1 in an electronic medium in a format acceptable to the Administrative Agent and the Company by e-mail at agencyservices.request@wachovia.com. The Company agrees that the Administrative Agent may make such materials, and, without warranty or liability to the Company, other written information, documents, instruments and other material relating to the Company, any of its Subsidiaries or any other materials or matters relating to this Agreement, the other Loan Documents or any of the transactions contemplated hereby (collectively, the

“Communications”) available to the Banks by posting such notices on a confidential basis on SyndTrak or a substantially similar electronic system (the “Platform”) mutually acceptable to the Administrative Agent and the Company. The Company acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform in the absence of gross negligence, willful misconduct or breach in bad faith of the Administrative Agent or its Affiliates. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with the Platform.

(c) The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address as set forth above, and each Bank agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communications have been posted to the Platform, in each case, shall constitute effective delivery of such information, documents or other materials to the Administrative Agent and such Bank for purposes of this Agreement; provided that if requested by any Bank the Administrative Agent shall deliver a copy of the Communications to such Bank by email or facsimile. Each Bank agrees (i) to notify the Administrative Agent in writing of such Bank’s e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Bank becomes a party to this Agreement (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Bank) and (ii) that any Notice may be sent to such e-mail address.

9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the other Loan Documents.

9.5 Payment of Expenses. The Company agrees (i) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent, (ii) to pay or reimburse each Bank and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including fees and disbursements of counsel to the Administrative Agent and to the several Banks and (iii) to pay, and indemnify and hold harmless each Bank and the Administrative Agent and each of their respective officers, directors, employees and affiliates from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, and any such other documents (all the foregoing, collectively, the “indemnified liabilities”); provided that the Company shall have no obligation hereunder to the Administrative Agent or any Bank with respect to indemnified liabilities arising from (A) the gross negligence, willful misconduct or breach in bad faith of the Administrative Agent or such Bank, (B) legal proceedings commenced or claims against the Administrative Agent or such Bank by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, (C) legal proceedings commenced or claims against the Administrative Agent or such Bank by any other Bank or by any Transferee or (D) claims settled without the consent of the Company. In the case of any investigation, litigation or other proceeding or action to which the indemnity in this subsection 9.5 applies, such indemnity shall be effective whether or not such investigation, litigation or other proceeding or action is brought by the Company or any affiliate of the Company, whether or not the party seeking indemnity is otherwise a party thereto and whether or not any aspect of the transactions contemplated hereby is consummated. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

9.6 Successors and Assigns; Participations; Purchasing Banks.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Bank, and no Bank may assign or otherwise transfer any of its rights or obligations hereunder except (i) to a Purchasing Bank in accordance with the provisions of subsection 9.6(b), (ii) by way of participation in accordance with the provisions of subsection 9.6(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection 9.6(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection 9.6(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Banks) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Bank may at any time assign to one or more assignees (each, a “Purchasing Bank”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)(A) in the case of an assignment of the entire remaining amount of the assigning Bank’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in subsection 9.6(b)(i)(B) in the aggregate or in the case of an assignment to a Bank, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection 9.6(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Commitment Transfer Supplement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Commitment Transfer Supplement, as of the Trade Date) shall not be less than $10,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Bank’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii) No consent shall be required for any assignment except to the extent required by subsection 9.6(b)(i)(B) and, in addition:

(A) the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Bank, an Affiliate of a Bank or an Approved Fund which, in the case of any such Affiliate, has Short-Term Ratings which are no lower than the Short-Term Ratings of the assigning Bank; provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; and

(B) the consent of each of the Administrative Agent, the Issuing Lenders and the Swing Line Bank (such consents not to be unreasonably withheld or delayed) shall be required for assignments to a Person who is not a Bank, an Affiliate of a Bank or an Approved Fund.

(iv) The parties to each assignment shall execute and deliver to the Administrative Agent a Commitment Transfer Supplement, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The Purchasing Bank, if it is not a Bank, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No such assignment shall be made to (A) the Company or any of the Company’s Affiliates or Subsidiaries or (B) to any Defaulting Bank or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this subsection 9.6(b)(v).

(vi) No such assignment shall be made to a natural person.

(vii) In connection with any assignment of rights and obligations of any Defaulting Bank hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the Purchasing Bank of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Bank, to each of which the applicable Purchasing Bank and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Bank to the Administrative Agent, each Issuing Lender, the Swing Line Bank and each other Bank hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Bank hereunder shall become effective under applicable law without compliance with the provisions of this subsection 9.6(b)(vii), then the Purchasing Bank of such interest shall be deemed to be a Defaulting Bank for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection 9.6(c), from and after the effective date specified in each Commitment Transfer Supplement, the Purchasing Bank thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Commitment Transfer Supplement, have the rights and obligations of a Bank under this Agreement, and the assigning Bank thereunder shall, to the extent of the interest assigned by such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all of the assigning Bank’s rights and obligations under this Agreement, such Bank shall cease to be a party hereto) but shall continue to be entitled to the benefits of subsection 2.14, 2.15 and 9.5 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Bank will constitute a waiver or release of any claim of any party hereunder arising from that Bank’s having been a Defaulting Bank. Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this subsection 9.6(b) shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with subsection 9.6(d).

(c) The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices in Charlotte, North Carolina, a copy of each Commitment Transfer Supplement delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent demonstrable error, and the Company, the Administrative Agent and the Banks shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

(d)(i) Any Bank may at any time, without the consent of, or notice to, the Company or the Administrative Agent, sell participations to any Person (other than a natural Person, a Competitor, or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Bank’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Bank’s obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Company, the Administrative Agent, the Issuing Lenders and the Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. For the avoidance of doubt, each Bank shall be responsible for the indemnity under subsection 8.7 with respect to any payments made by such Bank to its Participant(s).

(ii) Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement. The Company agrees that each Participant shall be entitled to the benefits of subsections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under subsection 2.15(f) (it being understood that the documentation required under subsection 2.15(f) shall be delivered to the participating Bank)) to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to subsection 9.6(b); provided that such Participant (A) agrees to be subject to the provisions of subsection 2.17 as if it were an Purchasing Bank under subsection 9.6(b); and (B) shall not be entitled to receive any greater payment under subsections 2.14 or 2.15, with respect to any participation, than its participating Bank would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Bank that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Company to effectuate the provisions of subsection 2.17 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of subsection 9.7(b) as though it were a Bank; provided that such Participant agrees to be subject to subsection 9.7(a) as though it were a Bank. Each Bank that sells a participation shall, acting solely for this purpose as an agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent demonstrable error, and such Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Any Bank may at any time pledge or assign a security interest in all of any portion of its rights under this Agreement to secure obligations of such Bank, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Bank from any of its obligations hereunder or substitute any such pledge or assignee for such Bank as a party hereto.

9.7 Adjustments; Set-off.

(a) If any Bank shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Bank receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Bank receiving such greater proportion shall (i) notify the Administrative Agent of such fact and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the other Banks, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Banks ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this subsection 9.7(a) shall not be construed to apply to (x) any payment made by the Company pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Bank), or (y) any payment obtained by a Bank as consideration for the assignment of or sale of a participation in any of its Loans or participations in Reimbursement Obligations to any assignee or participant, other than to the Company or any Subsidiary thereof (as to which the provisions of this subsection 9.7(a) shall apply).

The Company consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Bank acquiring a participation pursuant to the foregoing arrangements may exercise against the Company rights of setoff and counterclaim with respect to such participation as fully as if such Bank were a direct creditor of the Company in the amount of such participation.

(b) If an Event of Default shall have occurred and be continuing, each Bank, each Issuing Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Bank, such Issuing Lender or any such Affiliate, to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement or any other Loan Document to such Bank or such Issuing Lender or their respective Affiliates, irrespective of whether or not such Bank, Issuing Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company may be contingent or unmatured or are owed to a branch, office or Affiliate of such Bank or such Issuing Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Bank shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of subsection 2.24 and, pending such payment, shall be segregated by such Defaulting Bank from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders, and the Banks, and (y) the Defaulting Bank shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Bank as to which it exercised such right of setoff. The rights of each Bank, each Issuing Lender and their respective Affiliates under this subsection 9.6(d) are in addition to other rights and remedies (including other rights of setoff) that such Bank, such Issuing Lender or their respective Affiliates may have. Each Bank and Issuing Lender agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

9.8 Table of Contents and Section Headings. The table of contents and the section and subsection headings herein are intended for convenience only and shall be ignored in construing this Agreement.

9.9 Confidentiality. Each of the Banks and the Administrative Agent agrees to keep confidential (and to cause its officers, directors, employees, agents and representatives, and its Affiliates’ officers, directors, employees, agents and representatives who gain access to Confidential Materials (as defined below), to keep confidential) any information which is or has been obtained pursuant to the terms of this Agreement (including subsection 5.4(b)) (collectively, the “Confidential Materials”), except that such Bank or the Administrative Agent, as the case may be, shall be permitted to disclose the Confidential Materials (i) to such of the officers, directors, employees, agents, independent auditors and representatives of the Bank or any of its Affiliates as need to know such Confidential Materials in connection with its administration of its Commitment and Loans (provided such persons are informed of the confidential nature of the Confidential Materials and the restrictions imposed by this subsection), (ii) to the extent required by law (including disclosure to bank examiners and regulatory officials or self-regulatory bodies) or legal process (in which event such Bank or the Administrative Agent, as the case may be, will promptly notify the Company of any such requirement), (iii) to the extent such Confidential Materials become publicly available other than as a result of a breach of the provisions of this subsection, (iv) to the extent the Company shall have consented to such disclosure in writing, (v) subject to a written agreement to be bound by the terms of this subsection 9.9 as if it were a Bank party to this Agreement, to (A) a prospective Transferee, (B) a direct, indirect, actual or prospective counterparty (and its advisors) to any swap, derivative or securitization transaction relating to the Company and the Obligations or (C) a credit insurance provider relating to the Company and the Obligations, (vi) to a Governmental Authority in connection with litigation involving this Agreement or the other Loan Documents, (vii) to Gold Sheets and other similar bank trade publications (such information to consist of deal terms and other information regarding the credit facilities evidenced by this Agreement customarily found in such publications) and (viii) in connection with any suit, action or proceeding for the purpose of defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies or interests under or in connection with this Agreement or any other Loan Document; provided that in no event shall any such Bank or the Administrative Agent disclose any of the Confidential Materials to any of its Excluded Individuals.

9.10 Patriot Act Notice. Each Bank and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies the Company that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow such Bank or the Administrative Agent, as applicable, to identify the Company in accordance with the Patriot Act.

9.11 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

9.12 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.13 Integration. This Agreement represents the entire agreement of the Company, the Administrative Agent and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Bank relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

9.14 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9.15 Submission To Jurisdiction; Waivers. Each of the Company, the Administrative Agent and the Banks hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in subsection 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

9.16 Acknowledgements. Each of the Company, the Administrative Agent and the Banks hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) neither the Administrative Agent nor any Bank has any fiduciary relationship to the Company, and the relationship between the Administrative Agent and the Banks, on the one hand, and the Company, on the other hand, is solely that of debtor and creditor; and

(c) no joint venture exists among the Banks or among the Company and the Banks.

9.17 WAIVERS OF JURY TRIAL. THE COMPANY, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES AND FOR ANY COUNTERCLAIM THEREIN.

9.18 Effectiveness. This Agreement shall become effective on the date on which all of the conditions set forth in subsection 4.1 have been satisfied or waived by the Banks and all of the parties have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent pursuant to subsection 9.2 or, in the case of the Banks, shall have given to the Administrative Agent written, facsimile or telex notice (actually received) at such office that the same has been signed and mailed to it.

9.19 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Company in respect of any such sum due from it to the Administrative Agent or any Bank hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than currency required to be paid hereunder (the “Contract Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Bank of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Bank may in accordance with normal banking procedures purchase the Contract Currency with the Judgment Currency. If the amount of the Contract Currency so purchased is less than the sum originally due to the Administrative Agent or such Bank in such Contract Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Bank or the Person to whom such obligation was owing against such loss. If the amount of the Contract Currency so purchased is greater than the sum originally due to the Administrative Agent or such Bank in such currency, the Administrative Agent and the Banks agree to apply such excess to any Loans or other amounts then due and payable hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

COMPANY:	THE WESTERN UNION COMPANY, a Delaware corporation

	By:	/s/ Scott Stevens
	Name:	Scott Stevens
	Title:	Senior Vice President & Treasurer

Signature Page to Credit Agreement

ADMINISTRATIVE AGENT
AND BANKS:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swing Line Bank, Issuing Lender and as a Bank

	By:	/s/ Gavin S. Holles
	Name:	Gavin S. Holles
	Title:	Managing Director

Signature Page to Credit Agreement

CITIBANK, N.A. as Issuing Lender and as a Bank

By:	/s/ William Mandaro
Name:	William Mandaro
Title:	Director/Citi Financial Institutions

Signature Page to Credit Agreement

JPMORGAN CHASE BANK, N.A., as Issuing Lender and as a Bank

By:	/s/ John J. Coffey
Name:	John J. Coffey
Title:	Managing Director

Signature Page to Credit Agreement

BANK OF AMERICA, N.A., as a Bank

By:	/s/ Jeffrey P. Mills
Name:	Jeffrey P. Mills
Title:	AVP

Signature Page to Credit Agreement

BARCLAYS BANK PLC, as a Bank

By:	/s/ Diane Rolfe
Name:	Diane Rolfe
Title:	Director

Signature Page to Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Bank

By:	/s/ Blake Malia
Name:	Blake Malia
Title:	Vice President

Signature Page to Credit Agreement

BNP PARIBAS, as a Bank

By:	/s/ Jamie Dillon
Name:	Jamie Dillon
Title:	Managing Director

By:	/s/ Joseph Mack
Name:	Joseph Mack
Title:	Vice President

Signature Page to Credit Agreement

FIFTH THIRD BANK, as a Bank

By:	/s/ Garland F. Robeson IV
Name:	Garland F. Robeson IV
Title:	Assistant Vice President

Signature Page to Credit Agreement

GOLDMAN SACHS BANK USA, as a Bank

By:	/s/ Anna Ostrovsky
Name:	Anna Ostrovsky
Title:	Authorized Signatory

Signature Page to Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION, as a Bank

By:	/s/ Katherine M. Wolfe
Name:	Katherine M. Wolfe
Title:	VP, Global Relationship Manager

Signature Page to Credit Agreement

MORGAN STANLEY BANK, N.A. as a Bank

By:	/s/ Sherrese Clarke
Name:	Sherrese Clarke
Title:	Authorized Signatory

Signature Page to Credit Agreement

THE BANK OF NOVA SCOTIA, as a Bank

By:	/s/ David Schwartzbard
Name:	David Schwartzbard
Title:	Director, Execution Head NYA Financial Services

Signature Page to Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Bank

By:	/s/ Victor Pierzchalski
Name:	Victor Pierzchalski
Title:	Authorized Signatory

Signature Page to Credit Agreement

CIBC INC.,
as a Bank

By:	/s/ Dominic J. Sorresso
Name:	Dominic J. Sorresso
Title:	Executive Director

By:	/s/ Eoin Roche
Name:	Eoin Roche
Title:	Executive Director

CIBC World Markets Corp. Authorized Signatories

Signature Page to Credit Agreement

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as a Bank

By:	/s/ Joseph Philbin
Name:	Joseph Philbin
Title:	Director

By:	/s/ Blake Wright
Name:	Blake Wright
Title:	Managing Director

Signature Page to Credit Agreement

THE NORTHERN TRUST COMPANY,
as a Bank

By:	/s/ Morgan A. Lyons
Name:	Morgan A. Lyons
Title:	Senior Vice President

Signature Page to Credit Agreement

UBS LOAN FINANCE LLC,
as a Bank

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

Signature Page to Credit Agreement

Schedule 1.1

BANKS AND COMMITMENTS

Lender	Revolving Commitments	Revolving Commitment Percentage	Letter of Credit Commitment
Wells Fargo Bank, National Association	$190,000,000	11.515151515%	$250,000,000

Citibank, N.A.	$190,000,000	11.515151515%	$250,000,000

JPMorgan Chase Bank, N.A.	$190,000,000	11.515151515%	$250,000,000

Bank of America, N.A.	$135,000,000	8.181818181%	N/A

Barclays Bank PLC	$135,000,000	8.181818181%	N/A

U.S. Bank National Association	$135,000,000	8.181818181%	N/A

BNP Paribas	$75,000,000	4.545454545%	N/A

Fifth Third Bank	$75,000,000	4.545454545%	N/A

Goldman Sachs Bank USA	$75,000,000	4.545454545%	N/A

HSBC Bank USA, N.A.	$75,000,000	4.545454545%	N/A

Morgan Stanley Bank, N.A.	$75,000,000	4.545454545%	N/A

The Bank of Nova Scotia	$50,000,000	3.030303030%	N/A

The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$50,000,000	3.030303030%	N/A

CIBC Inc.	$50,000,000	3.030303030%	N/A

Credit Agricole Corporate and Investment Bank	$50,000,000	3.030303030%	N/A

The Northern Trust Company	$50,000,000	3.030303030%	N/A

UBS Loan Finance LLC	$50,000,000	3.030303030%	N/A

Total:	$1,650,000,000	100.00%

Schedule 3.6

MATERIAL LITIGATION

None.

EXHIBIT A

[FORM OF REVOLVING CREDIT NOTE]

REVOLVING CREDIT NOTE

$	, 20

FOR VALUE RECEIVED, the undersigned, THE WESTERN UNION COMPANY, a Delaware corporation (the “Company”), hereby unconditionally promises to pay to the order of [Name of Bank] (the “Bank”) on the Termination Date at the office of Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent, located at One Wells Fargo Center, 301 South College Street, Charlotte, North Carolina, in lawful money of the United States of America and in immediately available funds, the principal amount of [the Bank’s Commitment] ($            ) or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Bank to the Company pursuant to the Credit Agreement hereinafter referred to, and to pay interest at such office, in like money, from the date hereof on the unpaid principal amount of such Revolving Credit Loans from time to time outstanding at the rates and on the dates specified in subsection 2.9 of the Credit Agreement.

The Bank is authorized to record, on the schedules annexed hereto and made a part hereof or on other appropriate records of the Bank, the date, the Type and the amount of each Revolving Credit Loan made by the Bank, each continuation thereof, each conversion of all or a portion thereof to a Revolving Credit Loan of another Type, the date and amount of each payment or prepayment of principal thereof, and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto. Any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure of the Bank to make any such recordation (or any error in such recordation) shall not affect the obligations of the Company hereunder or under the Credit Agreement in respect of the Revolving Credit Loans.

This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Credit Agreement, dated as of September 23, 2011 (as the same may be amended, supplemented, modified, renewed or replaced from time to time, the “Credit Agreement”), among the Company, the Banks, the Issuing Lenders and the Swing Line Bank referred to therein and Wells Fargo, as Administrative Agent, and is entitled to the benefits thereof. Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.

This Revolving Credit Note is subject to optional prepayment as provided in the Credit Agreement.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid in respect of this Revolving Credit Note shall become, or may be declared to be, immediately due and payable as provided therein.

All parties now and hereafter liable with respect to this Revolving Credit Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

THE WESTERN UNION COMPANY

By
Title:

2

Schedule 1 to

Revolving Credit Note

LIBOR LOANS

Date	Amount of LIBOR Loan Made or Converted to Base Rate Loans	Interest Period and LIBOR Rate with Respect Thereto	Amount of LIBOR Loans Converted to Base Rate Loans	Notation Made By

Schedule 2 to

Revolving Credit Note

BASE RATE LOANS

Date	Amount of Base Rate Loans Made or Converted from LIBOR Loans	Amount of Base Rate Loans Converted To LIBOR Loans	Notation Made By

EXHIBIT B

[FORM OF BORROWING CERTIFICATE]

Borrowing Certificate

THE WESTERN UNION COMPANY, a Delaware corporation (the “Company”), DOES HEREBY CERTIFY as follows:

1.	This Certificate is delivered pursuant to Sections 2 and 3 and subsection 4.2 of the Credit Agreement, dated as of September 23, 2011 (as the same may be amended, supplemented, modified, renewed or replaced from time to time, the “Credit Agreement”), among the Company, the Banks, the Issuing Lenders and the Swing Line Bank referred to therein and Wells Fargo Bank, National Association, as Administrative Agent. Unless otherwise defined herein, terms defined in the Credit Agreement are used in this Certificate as therein defined.

2.	The Company hereby gives notice of a requested borrowing under the Credit Agreement as follows:

(i)	The Business Day of the requested borrowing is , .

(ii)	The Type(s) and initial Interest Period(s) for said Loans are set forth in Schedule 1 hereto.

3.	Each of the representations and warranties made by the Company in the Credit Agreement is true and correct in all material respects on and as of the date of this Certificate as if made on and as of such date (except any representation or warranty relating to or made expressly as of specific date is true and correct in all material respects solely with respect to and as of such specific date).

4.	No Default or Event of Default has occurred and is continuing on the date of this Certificate or will occur after giving effect to the making of the requested Loans.

IN WITNESS WHEREOF, the Company has executed this Certificate on this         day of                     ,         .

THE WESTERN UNION COMPANY

By:
Name:
Title:

2

Schedule 1 to

Borrowing Certificate

Amount	Types (LIBOR or Base Rate)	Initial Interest Period
$

$	Total Amount of Loans

EXHIBIT C

[FORM OF OPINIONS OF COUNSEL]

EXHIBIT D

[FORM OF COMMITMENT TRANSFER SUPPLEMENT]

COMMITMENT TRANSFER SUPPLEMENT

This Commitment Transfer Supplement (the “Commitment Transfer Supplement”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Commitment Transfer Supplement as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Bank][their respective capacities as Banks] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Bank)][the respective Assignors (in their respective capacities as Banks)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Commitment Transfer Supplement, without representation or warranty by [the][any] Assignor.

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

1.	Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower(s):

4.	Administrative Agent:	, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement dated as of September 23, 2011, among The Western Union Company, the Banks parties thereto, Wells Fargo Bank, National Association, as Administrative Agent, and the other agents parties thereto

6.	Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Facility Assigned[7]	Aggregate Amount of Commitment/Loans for all Banks[8]	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[9]	CUSIP Number

[7.   Trade Date:                      ]10

[5]	List each Assignor, as appropriate.
[6]	List each Assignee, as appropriate.
[7]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Credit Commitment” etc.)
[8]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[9]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[10]	To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

2

Effective Date:                      , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Commitment Transfer Supplement are hereby agreed to:

ASSIGNOR[S][11]
[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S][12]
[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

[Consented to and]13 Accepted:

[NAME OF ADMINISTRATIVE AGENT], as
Administrative Agent

By:
Title:

[Consented to:][14]

[NAME OF RELEVANT PARTY]

By:
Title:

[11]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
[12]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
[13]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[14]	To be added only if the consent of the Company and/or other parties (e.g. Swing Line Bank, Issuing Lender) is required by the terms of the Credit Agreement.

3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR

COMMITMENT TRANSFER SUPPLEMENT

1. Representations and Warranties.

1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Commitment Transfer Supplement and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Bank; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Commitment Transfer Supplement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 9.6(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 9.6(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Bank thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Commitment Transfer Supplement and to purchase [the][such] Assigned Interest, and (vii) attached to the Commitment Transfer Supplement is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.

4

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3. General Provisions. This Commitment Transfer Supplement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Commitment Transfer Supplement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Commitment Transfer Supplement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Commitment Transfer Supplement. This Commitment Transfer Supplement shall be governed by, and construed in accordance with, the law of the State of New York.

5

EXHIBIT E

[FORM OF BID NOTE]

BID NOTE

$	,

FOR VALUE RECEIVED, the undersigned, THE WESTERN UNION COMPANY, a Delaware corporation (the “Company”), hereby unconditionally promises to pay on                 , 20     to the order of [Name of Bank] (the “Bank”) at the office of Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent, located at One Wells Fargo Center, 301 South College Street, Charlotte, North Carolina, in lawful money of the United States of America and in immediately available funds,              DOLLARS ($            ).

The undersigned further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding from the date hereof at the interest rate and payable on the interest payment date or dates provided below until the due date hereof (whether at the stated maturity, by acceleration, or otherwise) and thereafter at the rates determined in accordance with subsection 2.9(c) of the Credit Agreement, dated as of September 23, 2011 (as the same may be amended, supplemented, modified, renewed or replaced from time to time, the “Credit Agreement”), among the Company, the Banks, the Issuing Lenders and the Swing Line Bank referred to therein and Wells Fargo, as Administrative Agent:

Interest Rate: [the LIBOR Rate [plus] [minus]]             % per annum (calculated on the basis of a year of             days for the actual number of days elapsed).

This Bid Note may not be prepaid except with the prior written consent of the Bank. The holder of this Bid Note is hereby authorized to endorse the date, type and amount of each Bid Loan made by the Bank to the undersigned pursuant to subsection 2.18(a) of the Credit Agreement, the date and amount of each repayment of principal thereof, and, in the case of LIBOR Bid Loans, the Interest Period (in each case, as defined in the Credit Agreement) with respect thereto, on the schedules annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that failure by any holder to make any such recordation on such schedules or continuation thereof shall not in any manner affect any of the obligations of the undersigned to make payments of principal and interest in accordance with the terms of this Bid Note and the Credit Agreement.

This Bid Note is one of the Bid Notes referred to in, is subject to and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

Terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein.

All parties now and hereafter liable with respect to this Bid Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS BID NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

THE WESTERN UNION COMPANY

By:
Title:

2

EXHIBIT F

[FORM OF BID QUOTE]

BID QUOTE

                ,

Wells Fargo Bank, National Association, as Administrative Agent

    for the Banks referred to below

1525 W. W.T. Harris Blvd.

Building 3A2, Mailcode NC 0680

Charlotte, NC 28262

Attention: Syndication Agency Services

Re:	[LIBOR] [Fixed Rate] Bid Loan Request

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of September 23, 2011, among The Western Union Company, the Banks, the Issuing Lenders and the Swing Line Bank referred to therein and Wells Fargo Bank, National Association, as Administrative Agent (as the same may be amended, supplemented, modified, renewed or replaced from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein as therein defined.

This will confirm that, pursuant to subsection 2.18 of the Credit Agreement, the undersigned has offered on the date hereof to make Bid Loans to the Company under the Credit Agreement as described below:

Borrowing Date:             ,

Aggregate Maximum Account: $

Maturity Date 1

Maximum Amount $

[Margin] [Rate]              Amount $

[Margin] [Rate]              Amount $

Maturity Date 2

Maximum Amount $

[Margin] [Rate]              Amount $

[Margin] [Rate]              Amount $

Maturity Date 3

Maximum Amount $

[Margin] [Rate]          Amount $

[Margin] [Rate]          Amount $

Maturity Date 4

Maximum Amount $

[Margin] [Rate]          Amount $

[Margin] [Rate]          Amount $

Very truly yours,

[BANK]
By:
Name:
Title:
Telephone No.:	__________________

Note:	Pursuant to the Credit Agreement, a Bid Quote may be transmitted in writing or by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission. In any case, a Bid Quote shall contain the information specified in the second paragraph of this form.

2

EXHIBIT G

[FORM OF BID LOAN CONFIRMATION]

BID LOAN CONFIRMATION

______, ____

Wells Fargo Bank, National Association, as Administrative Agent

for the Banks referred to below

1525 W. W.T. Harris Blvd.

Building 3A2, Mailcode NC 0680

Charlotte, NC 28262

Attention: Syndication Agency Services

Re:	[LIBOR] [Fixed Rate] Bid Loan Request

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of September 23, 2011, among The Western Union Company, the Banks, the Issuing Lenders and the Swing Line Bank referred to therein and Wells Fargo Bank, National Association, as Administrative Agent (as the same may be amended, supplemented, modified, renewed or replaced from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein as therein defined.

This will confirm that, pursuant to subsection 2.18 of the Credit Agreement, the undersigned has accepted offers for Bid Loans as described below:

Name of Bank	Borrowing Date	Maturity Date	Interest Rate [Margin]	Interest Payment Dates	Principal Amount

The undersigned has executed and delivered a Bid Note for each Bid Loan referred to above in accordance with the provisions of subsection 2.18(b)(vii) of the Credit Agreement.

Very truly yours,

THE WESTERN UNION COMPANY

By:
Name:
Title:

EXHIBIT H

[FORM OF BID LOAN REQUEST]

BID LOAN REQUEST

                ,

Wells Fargo Bank, National Association, as Administrative Agent

for the Banks referred to below

1525 W. W.T. Harris Blvd.

Building 3A2, Mailcode NC 0680

Charlotte, NC 28262

Attention: Syndication Agency Services

Re:	[LIBOR] [Fixed Rate] Bid Loan Request

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of September 23, 2011, among The Western Union Company, the Banks, the Issuing Lenders and the Swing Line Bank referred to therein and Wells Fargo Bank, National Association, as Administrative Agent (as the same may be amended, supplemented, modified, renewed or replaced from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein as therein defined.

This is a [LIBOR] [Fixed Rate] Bid Loan Request pursuant to subsection 2.18 of the Credit Agreement requesting Bid Quotes for the following Bid Loan or Bid Loans:

Aggregate Principal Amount	$	$	$	$

Borrowing Date

Maturity Date

Interest Payment Date

Very truly yours,

THE WESTERN UNION COMPANY

By:
Title:

Note: Pursuant to the Credit Agreement, a Bid Loan Request may be transmitted in writing or by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission. In any case, a Bid Loan Request shall contain the information specified in the second paragraph of this form.

EXHIBIT I

[FORM OF SWING LINE NOTE]

SWING LINE NOTE

$	,	,

FOR VALUE RECEIVED, the undersigned, THE WESTERN UNION COMPANY, a Delaware corporation (the “Company”), hereby unconditionally promises to pay to the order of [Name of Swing Line Bank] (the “Swing Line Bank”) on the Termination Date at the office of Wells Fargo Bank, National Association (“Wells Fargo”), as Administrative Agent, located at One Wells Fargo Center, 301 South College Street, Charlotte, North Carolina, in lawful money of the United States of America and in immediately available funds, the principal amount of [INSERT PRINCIPAL AMOUNT] ($            ), or, if less, the aggregate unpaid principal amount of all Swing Line Loans made by the Swing Line Bank to the Company pursuant to the Credit Agreement hereinafter referred to, and to pay interest at such office, in like money, from the date hereof on the unpaid principal amount of such Swing Line Loans from time to time outstanding at the rates and on the dates specified in subsections 2.9 and 2.19 of the Credit Agreement.

The holder of this Note is authorized to record, on the schedule annexed hereto and made a part hereof or on other appropriate records of such holder, the date and the amount of each Swing Line Loan made by the Swing Line Bank and the date and amount of each payment or prepayment of principal thereof. Any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure of such holder to make any such recordation (or any error in such recordation) shall not affect the obligations of the Company hereunder or under the Credit Agreement in respect of the Swing Line Loans.

This Swing Line Note is one of the Swing Line Notes referred to in the Credit Agreement, dated as of September 23, 2011 (as the same may be amended, supplemented, modified, renewed or replaced from time to time, the “Credit Agreement”), among the Company, the Banks, the Issuing Lenders and the Swing Line Bank referred to therein and Wells Fargo, as Administrative Agent, and is entitled to the benefits thereof. Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement.

This Swing Line Note is subject to optional prepayment as provided in the Credit Agreement.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid in respect of this Swing Line Note shall become, or may be declared to be, immediately due and payable as provided therein.

All parties now and hereafter liable with respect to this Swing Line Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS SWING LINE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

THE WESTERN UNION COMPANY

By
Title:

2

EXHIBIT J

[FORM OF COMMITMENT INCREASE SUPPLEMENT]

COMMITMENT INCREASE SUPPLEMENT

[DATE]

Wells Fargo Bank, National Association, as Administrative Agent

    for the Banks referred to below

1525 W. W.T. Harris Blvd.

Building 3A2, Mailcode NC 0680

Charlotte, NC 28262

Attention: Syndication Agency Services

Ladies and Gentlemen:

The undersigned, The Western Union Company (“we” or the “Company”), refers to the Credit Agreement, dated as of September 23, 2011 (as the same may be amended, supplemented, modified, renewed or replaced from time to time, the “Credit Agreement”), among the Company, the Banks, the Issuing Lenders and the Swing Line Bank referred to therein and Wells Fargo Bank, National Association, as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Bank identified on Schedule 1 hereto (the “Increasing Lender”), the Administrative Agent and the Company hereby agree as follows:

(i) As of the Effective Date (as defined below), the Increasing Lender hereby [makes a Commitment to the Company of]

1 [increases its Commitment to the Company by]2 the principal amount set forth in Schedule 1 hereto (the “Increased Commitment”). From and after the Effective Date the Increasing Lender will be a Bank under the Credit Agreement with respect to the Increased Commitment.

(ii) The Administrative Agent (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in, or in connection with, the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Credit Agreement or any other instrument or document furnished pursuant thereto and (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the Banks or the performance or observance by the Company or the Banks of any of their respective

[1]	Use if the Increasing Lender is not then a Lender under the Credit Agreement.
[2]	Us if the Increasing Lender is then a Lender under the Credit Agreement.

obligations under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto. Upon the request of the Increasing Lender, the Company will issue a new Note or Notes payable to the Increasing Lender or, if the Increasing Lender is then a Bank under the Credit Agreement, issue a new Note or Notes payable to the Increasing Lender in exchange for any existing Notes held by the Increasing Lender, in each case in amounts which reflect the aggregate Commitment of the Increasing Lender after giving effect to the increase in the Commitments pursuant to this Commitment Increase Supplement.

(iii) The Increasing Lender (a) represents and warrants that it is legally authorized to enter into this Commitment Increase Supplement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to subsections 5.1(a) and 5.1(b) thereof (or if none of such financial statements shall have then been delivered, then copies of the financial statements referred to in subsection 3.1 thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Increase Supplement; (c) agrees that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; and (f) if the Increasing Lender is organized under the laws of a jurisdiction other than the United States or any state thereof and is not then a Bank under the Credit Agreement such Increasing Lender, concurrently with the Effective Date, (i) represents (for the benefit of the Administrative Agent and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent or the Company with respect to any payments to be made to such Increasing Lender in respect of the Loans, (ii) furnishes to the Administrative Agent (and, in the case of any Increasing Lender registered in the Register, the Company) either U.S. Internal Revenue Service Form W-BEN or U.S. Internal Revenue Service Form W-8ECI or successor applicable form (wherein such Increasing Lender claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) agrees (for the benefit of the Administrative Agent and the Company) to provide the Administrative Agent (and, in the case of any Increasing Lender registered in the Register, the Company) a new Form W-8BEN or Form W-8ECI or successor applicable form upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Increasing Lender, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

2

(iv) The effective date of this Commitment Increase Supplement shall be the Effective Date of Increased Commitment described in Schedule 1 hereto (the “Effective Date”). Following the execution of, and the consent by the Company and the Administrative Agent to, this Commitment Increase Supplement, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of such acceptance and recording by the Agent).

(v) Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Increased Commitment (including payments of principal, interest, facility fees and other amounts) to the Increasing Lender for amounts which has accrued on and subsequent to the Effective Date.

(vi) From and after the Effective Date the Increasing Lender shall be a party to the Credit Agreement with respect to the Increased Commitment and any then existing Commitment made by it under the Credit Agreement and, to the extent provided in this Commitment Increase Supplement, have the rights and obligations of a Bank thereunder and shall be bound by the provisions thereof.

(vii) THIS COMMITMENT INCREASE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Commitment Increase Supplement to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

3

Schedule 1

to Commitment Increase Supplement

Name of Increasing Lender:

Effective Date of Increased

Commitment:

Principal Amount

of Increased Commitment

$

Total Amount of

Commitment (Including

Increased Commitment)

of Increasing Lender

$

[Name of Increasing Lender]
By:
Title:

Aggregate Commitments

of All Banks (including

Increased Commitment)

$

Accepted:

THE WESTERN UNION COMPANY	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	By:
Title:	Title

EXHIBIT K-1

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Banks That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 23, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Western Union Company, Wells Fargo Bank, National Association, and each lender from time to time party thereto.

Pursuant to the provisions of subsection 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF BANK]

By:
Name:
Title:
Date:	, 20[ ]

EXHIBIT K-2

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 23, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Western Union Company, Wells Fargo Bank, National Association, and each lender from time to time party thereto.

Pursuant to the provisions of subsection 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Company as described in Section881(c)(3)(C) of the Code.

The undersigned has furnished its participating Bank with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank in writing, and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:	, 20[ ]

EXHIBIT K-3

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 23, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Western Union Company, Wells Fargo Bank, National Association, and each lender from time to time party thereto.

Pursuant to the provisions of subsection 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Bank with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:	, 20[ ]

EXHIBIT K-4

[FORM OF U.S. TAX COMPLIANCE CERTIFICATE]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Banks That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement dated as of September 23, 2011 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among The Western Union Company, Wells Fargo Bank, National Association, and each lender from time to time party thereto.

Pursuant to the provisions of subsection 2.15 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Company within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF BANK]

By:
Name:
Title:
Date:	, 20[ ]